UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.     )

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ATLAS FINANCIAL HOLDINGS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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ATLAS FINANCIAL HOLDINGS, INC.
150 Northwest Point Boulevard
Elk Grove Village, Illinois
60007 USA
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TAKE NOTICE THAT an annual meeting of shareholders (the “Meeting”) of Atlas Financial Holdings, Inc. (the “Corporation”) will be held at the Corporation's headquarters at 150 Northwest Point Boulevard, Elk Grove Village, IL 60007 on May 15, 2012 at 10:00 a.m. (central time) for the following purposes:

(i)
to elect the directors of the Corporation to serve until the next annual meeting of shareholders, as more fully described in the Proxy Statement dated April 11, 2012 (the “Proxy Statement”), a copy of which accompanies this notice;

(ii)	to consider and vote on a proposal to ratify the appointment of Johnson Lambert & Co. LLP, as the auditor of the Corporation for the fiscal year ending December 31, 2012;

(iii)
to consider and, if deemed appropriate, to pass, with or without variation, a resolution approving the continued use of the stock option plan of the Corporation, as more fully described in the Proxy Statement; and

(iv)	to transact such other business as may be properly brought before the Meeting.
The Proxy Statement provides additional information relating to the matters to be dealt with at the Meeting and is deemed to form part of this notice of annual meeting.
Only holders of record of ordinary shares and restricted voting common shares as of the close of business on April 20, 2012, the record date, are entitled to receive notice of, attend and vote at the Meeting.
SHAREHOLDERS WHO ARE UNABLE TO ATTEND THE MEETING IN PERSON ARE ENCOURAGED TO RETURN THEIR PROXY AS SOON AS POSSIBLE. A PRE-ADDRESSED ENVELOPE IS PROVIDED. AS AN ALTERNATIVE, SHAREHOLDERS MAY CHOOSE TO VOTE BY THE INTERNET AS PROVIDED FOR ON THE PROXY.
Proxies to be used at the Meeting must be deposited with Equity Financial Trust Company, Proxy Department, 200 University Avenue, Suite 400, Toronto, Ontario, Canada, M5H 4H1, before 10:00 a.m. (central time) on May 11, 2012, or if the Meeting is adjourned, no later than 10:00 a.m. (central time) on the second business day preceding the day to which the Meeting is adjourned. The proxy voting cut-off may be waived by the chairman of the Meeting at his discretion without notice.
DATED at Elk Grove Village, IL this 11th day of April, 2012.
The contents of this Proxy Statement have been approved and its mailing has been authorized by the Board of Directors.
 By order of the Board of Directors

“Gordon Pratt”
Gordon Pratt Chairman of the Board

ATLAS FINANCIAL HOLDINGS, INC.
PROXY STATEMENT
SOLICITATION OF PROXIES
This proxy statement (the “Proxy Statement”) is provided in connection with the solicitation of proxies by management of Atlas Financial Holdings, Inc. (the “Corporation” or “Atlas”) for use at the Annual Meeting (the “Meeting”) of the holders (“Shareholders”) of ordinary voting shares (“Ordinary Shares”) and restricted voting common shares (“Restricted Voting Shares” and, together with Ordinary Shares, “Voting Shares”) in the capital of the Corporation. The Meeting will be held on May 15, 2012 at 10:00 a.m. (central time) at the Corporation's headquarters at 150 Northwest Point Boulevard, Elk Grove Village, IL 60007 or at such other time or place to which the Meeting may be adjourned, for the purposes set forth in the notice of annual meeting accompanying this Proxy Statement (the “Notice of Meeting”).
Although it is expected that the solicitation of proxies will be primarily by mail, proxies may also be solicited personally or by telephone, facsimile or other means of electronic communication. In accordance with National Instrument 54-101 - Communication with Beneficial Owners of Securities of a Reporting Issuer, arrangements have been made with brokerage houses and other intermediaries, clearing agencies, custodians, nominees and fiduciaries to forward solicitation materials to the beneficial owners of Voting Shares held of record by such persons and the Corporation may reimburse such persons for reasonable fees and disbursements incurred by them in doing so. The costs thereof will be borne by the Corporation.
These securityholder materials are being sent to both registered and non-registered owners of Voting Shares. If you are a non-registered owner, and the Corporation or its agent has sent these materials directly to you, the Corporation's name and address and information about the Corporation's holdings or securities, have been obtained in accordance with applicable securities regulatory requirements from the intermediary holding Voting Shares on the Corporation's behalf.
Accompanying this Proxy Statement is a form of proxy for use at the Meeting (“Instrument of Proxy”). Each Shareholder who is entitled to attend is encouraged to participate in the Meeting and Shareholders are urged to vote on matters to be considered in person or by proxy.
Unless otherwise stated, the information contained in this Proxy Statement is given as of April 11, 2012 (the “Reference Date”).
All time references in this Proxy Statement are in Central Daylight Time, referred to as “central time”. Unless otherwise noted, all of the dollar amounts in this Proxy Statement are expressed in Canadian dollars.
APPOINTMENT AND REVOCATION OF PROXIES
Appointment of a Proxy
Those Shareholders who wish to be represented at the Meeting by proxy must complete and deliver a proper form of proxy to Equity Financial Trust Company (the “Transfer Agent”) either in person, or by mail or courier to, 200 University Avenue, Suite 400, Toronto, Ontario, Canada, M5H 4H1.
The persons named as proxyholders in the Instrument of Proxy accompanying this Proxy Statement are directors or officers of the Corporation and are representatives of the Corporation's management for the Meeting. A Shareholder who wishes to appoint some other person (who need not be a Shareholder) as his or her representative at the Meeting may do so by either: (i) crossing out the names of the management nominees AND legibly printing the other person's name in the blank space provided in the accompanying Instrument of Proxy; or (ii) completing another valid form of proxy. In either case, the completed form of proxy must be delivered to the Transfer Agent, at the place and within the time specified herein for the deposit of proxies. A Shareholder who appoints a proxy who is someone other than the management representatives named in the Instrument of Proxy should notify the nominee of the appointment, obtain the nominee's consent to act as proxy, and provide instructions on how its Voting Shares are to be voted. The nominee should bring personal identification to the Meeting. In any case, the form of proxy should be dated and executed by the Shareholder or an attorney authorized in writing, with proof of such authorization attached (where an attorney executed the proxy form).
In order to validly appoint a proxy, Instruments of Proxy must be received by the Transfer Agent at least 48 hours, excluding Saturdays, Sundays and holidays, prior to the Meeting or any adjournment or postponement thereof. After such time, the chairman of the Meeting may accept or reject a form of proxy delivered to him in his discretion but is under no obligation to accept or reject any particular late form of proxy.
Revoking a Proxy
A Shareholder who has validly given a proxy may revoke it for any matter upon which a vote has not already been cast by the proxyholder appointed therein. In addition to revocation in any other manner permitted by law, a proxy may be revoked with an instrument in writing signed and delivered to either the registered office of the Corporation or the Transfer Agent, 200 University Avenue, Suite 400, Toronto, Ontario, Canada, M5H 4H1, at any time up to and including the last business day preceding the date of the Meeting, or any postponement or adjournment thereof at which the proxy is to be used, or deposited with the chairman of the Meeting on the day of the Meeting, or any postponement or adjournment thereof. The document used to revoke a proxy must be in writing and completed and signed by the Shareholder or his or her attorney authorized in writing or, if the Shareholder is a corporation, under its corporate seal or by an officer or attorney thereof duly authorized.

As well, a Shareholder who has given a proxy may attend the Meeting in person (or where the Shareholder is a corporation, its authorized representative may attend), revoke the proxy (by indicating such intention to the chairman of the Meeting before the proxy is exercised) and vote in person (or withhold from voting).
Signature on Proxies
The Instrument of Proxy must be executed by the Shareholder or his or her duly appointed attorney authorized in writing or, if the Shareholder is a corporation, by a duly authorized officer whose title must be indicated. An Instrument of Proxy signed by a person acting as attorney or in some other representative capacity should indicate that person's capacity (following his signature) and should be accompanied by the appropriate instrument evidencing qualification and authority to act (unless such instrument has been previously filed with the Corporation).
Voting of Proxies
Each Shareholder may instruct his proxy how to vote his Voting Shares by completing the blanks on the Instrument of Proxy.
Voting Shares represented by the enclosed Instrument of Proxy will be voted or withheld from voting on any motion, by ballot or otherwise, in accordance with any indicated instructions. In the absence of such direction, such Voting Shares will be voted IN FAVOUR OF PASSING THE RESOLUTIONS DESCRIBED IN THE INSTRUMENT OF PROXY AND BELOW. If any amendment or variation to the matters identified in the Notice of Meeting is proposed at the Meeting or any adjournment or postponement thereof, or if any other matters properly come before the Meeting or any adjournment or postponement thereof, the accompanying Instrument of Proxy confers discretionary authority to vote on such amendments or variations or such other matters according to the best judgment of the appointed proxyholder. Unless otherwise stated, Voting Shares represented by a valid Instrument of Proxy will be voted in favour of the election of nominees set forth in this Proxy Statement except where a vacancy among such nominees occurs prior to the Meeting, in which case, such Voting Shares may be voted in favour of the election of another nominee in the proxyholder's discretion. As at the Reference Date, management of the Corporation knows of no such amendments or variations or other matters to come before the Meeting.
Advice to Beneficial Shareholders
The information set forth in this section is of importance to many Shareholders, as a substantial number of Shareholders do not hold Voting Shares in their own name. Shareholders who hold their Voting Shares through their brokers, intermediaries, trustees or other persons, or who otherwise do not hold their Voting Shares in their own name (referred to in this Proxy Statement as “Beneficial Shareholders”) should note that only proxies deposited by Shareholders who are registered shareholders (that is, shareholders whose names appear on the records maintained by the registrar and transfer agent for the Voting Shares as registered holders of Voting Shares) will be recognized and acted upon at the Meeting. If Voting Shares are listed in an account statement provided to a Beneficial Shareholder by a broker, those Voting Shares will, in all likelihood, not be registered in the Shareholder's name. Such Voting Shares will more likely be registered under the name of the Shareholder's broker or an agent of that broker. In Canada, the vast majority of such shares are registered under the name of CDS & Co. (the registration name for CDS Clearing and Depository Services Inc., which acts as nominee for many Canadian brokerage firms) and in the United States, in the name of Cede & Co. as nominee for the Depository Trust Company (which acts as depositary for many US brokerage firms and custodian banks). Voting Shares held by brokers (or their agents or nominees) on behalf of a broker's client can only be voted at the direction of the Beneficial Shareholder. Without specific instructions, brokers and their agents and nominees are prohibited from voting shares for the broker's clients. Therefore, each Beneficial Shareholder should ensure that voting instructions are communicated to the appropriate person well in advance of the Meeting.
Existing regulatory policy requires brokers and other intermediaries to seek voting instructions from Beneficial Shareholders in advance of shareholders' meetings. The various brokers and other intermediaries have their own mailing procedures and provide their own return instructions to clients, which should be carefully followed by Beneficial Shareholders in order to ensure that their Voting Shares are voted at the Meeting. The form of proxy supplied to a Beneficial Shareholder by its broker (or the agent of the broker) is substantially similar to the Instrument of Proxy provided directly to registered shareholders by the Corporation. However, its purpose is limited to instructing the registered shareholder (i.e., the broker or agent of the broker) how to vote on behalf of the Beneficial Shareholder. The vast majority of brokers now delegate responsibility for obtaining instructions from clients to Broadridge Financial Solutions, Inc. (“BFS”) in Canada. BFS typically prepares a machine-readable voting instruction form, mails those forms to Beneficial Shareholders and asks Beneficial Shareholders to return the forms to BFS, or otherwise communicate voting instructions to BFS (by way of the Internet or telephone, for example). BFS then tabulates the results of all instructions received and provides appropriate instructions respecting the voting of shares to be represented at the Meeting. A Beneficial Shareholder who receives a BFS voting instruction form cannot use that form to vote Voting Shares directly at the Meeting. The voting instruction forms must be returned to BFS (or instructions respecting the voting of Voting Shares must otherwise be communicated to BFS) well in advance of the Meeting in order to have Voting Shares voted. If you have any questions respecting the voting of Voting Shares held through a broker or other intermediary, please contact that broker or other intermediary for assistance.
Although a Beneficial Shareholder may not be recognized directly at the Meeting for the purposes of voting Voting Shares registered in the name of his broker, CDS & Co. or another intermediary, the Beneficial Shareholder may attend the Meeting as proxyholder and vote the Voting Shares in that capacity. Beneficial Shareholders who wish to attend the Meeting and indirectly vote their Voting Shares as proxyholder, should enter their own names in the blank space on the form of proxy provided to them by their broker (or the broker's agent) and return the same to their broker (or the broker's agent) in accordance with the instructions provided by such broker.
All references to Shareholders in this Proxy Statement and the accompanying Instrument of Proxy and Notice of Meeting are to registered Shareholders unless specifically stated otherwise.
VOTING SHARES AND PRINCIPAL HOLDERS OF VOTING SECURITIES
Voting Shares

Shareholders of record as of April 20, 2012 (the “Record Date”) are entitled to receive notice of, attend and vote at the Meeting. As at the Record Date, the Corporation had issued and outstanding 4,628,292 Ordinary Shares and 13,804,861 Restricted Voting Shares.
On a show of hands, every Shareholder present in person or represented by proxy (and entitled to vote) has one vote. Subject to the below restrictions, on a poll or ballot, every Shareholder present in person or by proxy has one vote for each Voting Share held. All votes on special resolutions (if any) will be conducted by a poll and no demand for a poll is required.
Ordinary Shares and Restricted Voting Shares will carry one vote per share held, except where the number of outstanding Restricted Voting Shares exceeds 30% of the total number of all issued and outstanding Voting Shares. If the foregoing threshold is surpassed at any time, the votes attached to each Restricted Voting Share will decrease automatically without further act or formality to equal the maximum permitted vote per Restricted Voting Share such that the Restricted Voting Shares as a class shall not carry more than 30% of the total voting rights attached to the aggregate outstanding Voting Shares.
In the event that an offer is made to purchase Ordinary Shares and the offer is one which is required, pursuant to applicable securities legislation or the rules of a stock exchange on which the Ordinary Shares are then listed, to be made to all or substantially all of the holders of Ordinary Shares, each Restricted Voting Share shall become convertible at the option of the holder into one Ordinary Share at any time while the offer is in effect until one day after the time prescribed by applicable securities legislation for the offeror to take up and pay for such shares as are to be acquired pursuant to the offer. The conversion right may only be exercised in respect of Restricted Voting Shares for the purpose of depositing the resulting Ordinary Shares pursuant to the offer and for no other reasons, including notably with respect to voting rights attached thereto, which are deemed to remain subject to the provisions concerning the voting rights for Restricted Voting Shares notwithstanding their conversion.
Preferred Shares
In addition to the above Voting Shares, as at the Record Date, the Corporation had issued and outstanding 18,000,000 preferred shares in the capital of the Corporation (“Preferred Shares”). Such Preferred Shares are convertible into such number of Restricted Voting Shares as is determined by multiplying the number of the Preferred Shares by the “Conversion Factor” set out in the Corporation's Articles of Association. The initial Conversion Factor per share for Preferred Shares shall be equal to 0.3808, subject to adjustment as provided in the Corporation's Articles of Association. Upon a disposition of a Preferred Share such that the Preferred Share ceases to be beneficially owned and controlled directly or indirectly by Kingsway Financial Services Inc. or Kingsway America Inc., such Preferred Share shall be convertible into Ordinary Shares rather than Restricted Voting Shares as set out in the Corporation's Articles of Association. Except as otherwise required under applicable law, holders of Preferred Shares shall not be entitled to vote at the Meeting.
Security Ownership of Certain Beneficial Owners and Directors & Executive Officer
The following table sets forth information concerning the beneficial ownership of the Ordinary Shares and Voting Shares held on the Reference Date by (i) each person known to the Corporation to own beneficially more than 5% of the issued and outstanding Ordinary Shares or Restricted Voting Shares, (ii) each of the Corporation's directors, (iii) each of the executive officers, and (iv) all directors and executive officers as a group.

5% Beneficial Owners
Name and Address of Beneficial Owner	Nature of Beneficial Ownership			Percentage of Class of Outstanding Securities(1) (2)
	Type of Ownership	Number	Class of Shares
KBW Financial Services Master Fund, Ltd. 787 Seventh Avenue, 6th Floor New York, NY 10019	Direct	500,000	Ordinary	10.8%
Stilwell Value Partners V, L.P. 111 Broadway. 12th Floor New York, NY 10006	Direct	506,500	Ordinary	10.9%
Oakmont Capital Inc. 45 St. Clair Avenue West Suite 400. Toronto, Ontario	Direct	500,000	Ordinary	10.8%
Atlas Investors LLC (3) Four Forest Park Farmington, CT 06032	Direct	2,330,092	Ordinary	40.1%
Kingsway America Inc. 150 Northwest Point Boulevard, 2nd Floor Elk Grove Village, IL 60007	Direct	13,044,851	Restricted Voting	94.5%
Mendota Insurance Company 2805 Dodd Road Eagan, MN 55121	Direct	760,010	Restricted Voting	5.5%
Officers and Directors
Scott Wollney	Direct	961,058	Ordinary	18.8%
Jordan Kupinsky	Direct	182,892	Ordinary	3.9%
Gordon Pratt	Indirect	2,330,092(4)	Ordinary	40.1%
Larry Swets, Jr.	Direct	40,792	Ordinary	*
Paul Romano	Direct	218,965	Ordinary	4.6%
Joseph Shugrue	Direct	265,750	Ordinary	5.5%
Bruce Giles	Direct	217,286	Ordinary	4.7%
Leslie DiMaggio	Direct	248,023	Ordinary	5.2%
All Directors, Director Nominees and Executive Officers as a Group		4,464,858	Ordinary	64.6%
* -- Less than 1% of the outstanding Ordinary Shares.
Notes:

(1)
As at the Reference Date, there were 4,628,292 Ordinary Shares and 13,804,861 Restricted Voting Shares outstanding. Included in the shares above are the following convertible securities, exercisable within 60 days of the Reference Date, that are deemed to be beneficially owned by the persons holding them for the purpose of computing that person's percentage ownership: Scott Wollney holds 471,045 warrants and 12,500 options; Jordan Kupinsky holds 72,892 options; Gordon Pratt holds 1,144,650 warrants and 40,792 options; Larry Swets, Jr. holds 40,792 options; Paul Romano holds 101,300 warrants and 12,500 options; Joseph Shugrue holds 126,625 warrants and 12,500 options; Bruce Giles holds 101,300 warrants and 12,500 options; and Leslie DiMaggio holds 116,495 warrants and 12,500 options. These shares are not treated as outstanding for the purpose of computing the percentage beneficial ownership of any other person.

(2)
Under Rule 13d-3, a beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (i) voting power, which includes the power to vote, or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares. Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of a vested option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights. As a result, the percentage of outstanding shares of any person as shown in this table does not necessarily reflect the person's actual ownership or voting power with respect to the number of Ordinary Shares outstanding on the Record Date

(3)	Managed by Gordon Pratt, Managing Member, who is a director of the Corporation.

(4)	Held through Atlas Investors LLC, of which he is a Managing Member.
MANAGEMENT PROPOSALS TO BE VOTED ON
To the knowledge of the board of directors of the Corporation (the “Board”), the only matters to be brought before the Meeting are set forth in the accompanying Notice of Meeting. These matters are described in turn under the headings below.

Proposal 1: Election of Directors
At the Meeting, the Shareholders will be asked to elect the Corporation's directors of the Corporation to hold office until the next annual meeting of Shareholders or until the successors of such directors are duly elected or appointed.
The persons designated as proxyholders in the accompanying Instrument of Proxy (absent contrary directions) intend to vote for the election of the directors as set forth herein and therein. The Corporation does not contemplate that any of such nominees will be unable to serve as directors; however, if for any reason any of the proposed nominees do not stand for election or are unable to serve as such, proxies held by the persons designated as proxyholders in the accompanying Instrument of Proxy will be voted for another nominee in their discretion unless the Shareholder has specified in his or her form of proxy that his or her Voting Shares are to be withheld from voting in the election of directors.
Directors
The following sets forth the name and age of each of the persons proposed to be nominated for election as a director of the Corporation, and the period during which the respective nominees have served as directors. The four nominees proposed for election are currently directors of the Corporation.

Name	Age	Date First Appointed	Current Position
Jordan Kupinsky	39	Director since: December 21, 2009	Director
Gordon Pratt	50	Director since: December 31, 2010	Chairman of the Board
Larry Swets, Jr.	37	Director since: December 31, 2010	Director
Scott Wollney	43	Director since: December 31, 2010	President, Chief Executive Officer and Director

Business Experience
The following is a brief account of the education and business experience of the nominees during at least the past five years, indicating their principal occupation during the period, and the name and principal business of the organization by which they were employed.
Jordan Kupinsky
Since 2008, Mr. Kupinsky has been a Managing Director with Windsor Private Capital Inc. and its predecessor JJR Capital Corp. Prior to joining Windsor, he was a Vice President at Greenhill & Co., an independent global investment banking firm, listed on the NYSE, focused on mergers & acquisitions, financial restructuring and merchant banking, from March 2006 to May 2008. Prior to joining Greenhill, Mr. Kupinsky held the positions of Vice President of Corporate Development and General Counsel at Minacs Worldwide Inc., a publicly traded company on the Toronto Stock Exchange from July 2002 to February 2005. Mr. Kupinsky began his career practicing corporate and securities law at Torys LLP in Toronto (from 1997 to 1999) and was also an investment banking associate at Houlihan Lokey Howard & Zukin from 1999 to 2002. He holds a Joint MBA and LL.B. degree from the Schulich School of Business and Osgoode Hall Law School.at York University.
Gordon Pratt
Since March 2004, Mr. Pratt has been a Managing Member of Fund Management Group LLC in Connecticut. From June 2004 to April 2006, he was also the Senior Vice-President, Finance of the Willis Group in New York, prior to which he was the Managing Director of Hales Capital Advisors LLC and the Managing Partner of Distribution Partners Investment Capital L. P. Mr. Pratt has also served as Chairman and Vice Chairman of the boards of directors of NASDAQ listed companies, including FMG Acquisition Corp. and United Insurance Holdings Corp. He holds a Master of Management degree from Northwestern University as well as a Bachelor of Arts degree from Cornell University.
Larry Swets, Jr.
Since June 30, 2010, Mr. Swets has been the CEO of Kingsway Financial Services Inc. a shareholder of the Corporation, prior to which he was the Executive VP, Corporate Development of Kingsway Financial Services Inc. since January 2010. He was the Managing Director of Itasca Financial LLC from May 2005 until January 2010. Mr. Swets holds a Chartered Financial Analyst designation from the CFA Institute. He received a Masters of Science degree from De Paul University in 1999 and a Bachelors of Business and Finance degree from Valparaiso University in 1997.
Scott Wollney
Mr. Wollney has served as President and CEO of the Corporation since its formation on December 31, 2010. From July 19, 2009 until December 31, 2010, Mr. Wollney was President and CEO of Kingsway America Inc., a shareholder of the Corporation. From April 1, 2009 through July 18, 2009, he was President and Chief Executive Officer of Kingsway America Inc. - Commercial Lines. From May 13, 2008 until March 31, 2009, he was the President and CEO of Lincoln General Insurance Company, prior to which he held various positions with Avalon Risk Management, Inc. since 1998, including as President. Mr. Wollney received a Master of Business Administration degree from the Northwestern University Kellogg Graduate School of Management in 2000 and a Bachelor of Arts degree from the University of Illinois in 1991.
Family Relationships
There are no family relationships between any director or executive officer.
Involvement in Certain Legal Proceedings

To the best of the Corporation's knowledge, none of the Corporation's directors, director nominees or executive officers has, during the past ten years:

•
had any bankruptcy or insolvency petition filed by or against him, or had a receiver or similar officer appointed with respect to, him, his property or any business of which he was a general partner or executive officer, either at the time of the bankruptcy or within two years prior to that time;

•	been convicted in a criminal proceeding or been a named subject of a pending criminal proceeding (excluding traffic violations and other minor offences);

•
been subject to any cease trade or other order, judgment, or decree not subsequently reversed, suspended or vacated of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his engaging or involvement in any type of business, securities, futures, commodities or banking activities; or

•
been found by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission (“SEC”), the Commodity Futures Trading Commission or any self-regulatory organization to have violated a federal or state securities or commodities law, where the judgment has not been reversed, suspended, or vacated, or been the subject of, or a party to, any order, judgment, decree or finding, not subsequently reversed, suspended or vacated, of any such body alleging any such violation.

Proposal 2. Ratification of Appointment of Independent Registered Public Accountant
The Board has selected the firm of Johnson Lambert & Co. LLP, which firm has been the auditor of the Corporation since June 20, 2011 to hold office until the next annual meeting and is submitting selection to the Shareholders for ratification. A representative of Johnson Lambert & Co. LLP is expected to be available in person or by conference telephone at the Meeting and will have the opportunity to make a statement if the representative desires to do so. The representative is expected to be available to respond to appropriate questions.

KPMG LLP was appointed the Corporation's auditor on an interim basis on December 31, 2010 in connection with the formation of the Corporation through a business combination structured as a reverse triangular merger (the “Qualifying Transaction”) among JJR VI Acquisition Corp., American Insurance Acquisition Inc. (“AIAI”), and Atlas Acquisition Corp., a wholly-owned subsidiary of JJR VI Acquisition Corp. Since that time, the Audit Committee, with the approval of the Board, undertook a request for proposals (“RFP”) process to select a firm of chartered accountants to be proposed to the Shareholders as auditor for 2011.
The RFP process was conducted by management with oversight by the Audit Committee. Firms were invited to bid including KPMG LLP and Johnson Lambert & Co. LLP. Following written and oral presentations by each firm, management and the Audit Committee evaluated each firm against specific criteria. The Audit Committee recommended the appointment of Johnson Lambert & Co. LLP to the Board in June 2011.
KPMG LLP's reports on Atlas' financial statements for the year ended December 31, 2010 did not contain any adverse opinion or disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope, or accounting principles. During the period in which KPMG LLP was engaged there were no disagreements with the Corporation on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to the satisfaction of Corporation would have caused it to make reference thereto in, or in connection with, its reports on the financial statements for the period covered by its audit.
Audit Fees
The aggregate fees billed by the Corporation's external auditors in each of the last two fiscal years are set out in the table below.

Financial Year Ending	Audit Fees (US$)	Audit-Related Fees (US$)	Tax Fees (US$)	All Other Fees (US$)
December 31, 2011	$211,000	Nil	Nil	Nil
December 31, 2010	$783,604	Nil	Nil	$40,000

“All Other Fees” incurred during financial year ending December 31, 2010 relate to KPMG LLP's preparation of an “Agreed Upon Procedures” letter in support of the pro forma financial statements prepared by the Corporation for use in connection with the private placement that formed part of the Qualifying Transaction.
Reliance on Certain Exemptions
At no time since the commencement of the Corporation's most recently completed financial year has the Corporation relied on the exemption in Section 2.4 (De Minimis Non-audit Services) of Multilateral Instrument 52-110 Audit Committees (“MI 52-110”), a Canadian pronouncement relevant to the Corporation's listing on the TSX Venture Exchange (“TSX-V”) or an exemption from MI 52-110, in whole or in part, granted under Part 8 (Exemptions).
Pre-Approval Policies and Procedures
The Audit Committee has adopted specific policies and procedures for the engagement of non-audit services as described in its charter set out at Appendix “A” attached hereto.
The ratification of the selection of Johnson Lambert & Co. LLP as the Corporation's independent accountants will require the affirmative vote of the holders of a majority of the votes cast by the holders of Voting Shares.
The persons designated as proxyholders in the accompanying Instrument of Proxy (absent contrary directions) intend to vote for the ratification of the selection of Johnson Lambert & Co. LLP as the auditor of the Corporation, unless the Shareholder has specified in the Instrument of Proxy that Voting Shares represented by such form of proxy are to be withheld from voting in respect thereof.
Proposal 3: Approval of Stock Option Plan
On January 3, 2011, the Corporation adopted a 10% rolling stock option plan (the “Stock Option Plan”) in order to advance the interests of the Corporation by providing Eligible Persons (as defined under the Stock Option Plan) with incentives. In accordance with TSX-V Policy 4.4 - Incentive Stock Options, rolling option plans must receive shareholder approval annually at the Corporation's annual meeting. Shareholders will therefore be asked at the Meeting to consider and, if deemed appropriate, to pass, with or without variation, a resolution re-approving the Stock Option Plan (the “Option Plan Resolution”).
The Stock Option Plan provides for the granting of options to purchase Ordinary Shares (“Options”) to Eligible Persons. Options may be granted at the discretion of the Compensation Committee in such number that may be determined at the time of grant, subject to the limits set out in the Stock Option Plan. The number of Ordinary Shares issuable under the Stock Option Plan is not more than 10% of the number of Ordinary Shares that are issued and outstanding as at the date of the grant of an Option. Any increase in the issued and outstanding Ordinary Shares will result in an increase in the available number of Ordinary Shares issuable under the Stock Option Plan, and any exercises of Options or expirations or terminations of Options will make new grants available under the Stock Option Plan.
The exercise price of all Options is established by the Compensation Committee at the time of grant, provided that the exercise price shall not be less than the market price of the Ordinary Shares which will be equal to the volume weight average trading price of the Ordinary Shares on the TSX-V (or any other stock exchange on which the Ordinary Shares are then listed for trading) for the five trading days immediately preceding the date on which the Option is granted. The expiry of Options is also established by the Compensation Committee at the time of the grant, provided that the Options have a maximum term of ten years. The Compensation Committee may determine when any Option will become exercisable and may determine that the Option will be exercisable in instalments or pursuant to a vesting schedule.
A complete copy of the Stock Option Plan is attached hereto as Appendix “B”.
As of the Reference Date, the Corporation had 401,849 outstanding Options, at an average exercise price of $1.92 per Ordinary Share, broken down as follows:

Date of Grant	Number of Ordinary Shares underlying unexercised Options	Option Exercise Price ($)	Option Expiration Date
March 18, 2010(1)	32,100	$1.00	March 18, 2020
January 18, 2011	369,749	$2.00	January 18, 2021
Notes:
(1)    Issued pursuant to stock option agreements prior to implementation of the Stock Option Plan.
On January 18, 2011, the Corporation granted 369,749 Options to directors and officers of the Corporation under the Stock Option Plan. Each Option is exercisable into one Ordinary Share at an exercise price of $2.00 per Ordinary Share. The Options vest 25% at the date of grant and 25% on each of the next three anniversary dates of the grant date and expire on January 18, 2021.
The Board believes that passing of the following resolution is in the best interest of the Corporation. Accordingly, Shareholders will be asked to approve the following ordinary resolution:
BE IT RESOLVED THAT the Stock Option Plan be and it is hereby ratified and approved.
The persons designated as proxyholders in the accompanying Instrument of Proxy (absent contrary directions) intend to vote for the Option Plan Resolution.
CORPORATE GOVERNANCE PRACTICES AND CODE OF ETHICS

Board Leadership Structure and Risk Oversight
Currently, Gordon Pratt serves as the Chairman of the Board and Scott Wollney serves as the Corporation's President & Chief Executive Officer. Separating the positions of Chief Executive Officer and Chairman of the Board allows the Corporation's Chief Executive Officer to focus on day-to-day leadership and the Corporation's performance, while allowing the Chairman of the Board to lead the Board in its fundamental role of providing advice and oversight to management.

The Board does not have a policy as to whether the Chairman of the Board should be a non-management director or a member of management. The Board recognizes that no single leadership structure is right for all companies and, depending on the circumstances, other leadership structures might be appropriate. The Board believes, however, that the current leadership structure is effective and appropriate, allows for a separation of executive powers, provides an experienced Chairman with whom the Chief Executive Officer can discuss issues facing the Corporation, and gives a significant voice to non-management directors.
Board Meetings
During the fiscal year ended December 31, 2011, there were 11 meetings of the Board and each director attended at least 75% of all meetings of the Board and the Audit Committee (if he was a member). Three of the directors attended the 2011 annual meeting of Shareholders.
Determination of Independence of Nominees for Election
The Board assumes overall responsibility for the direction of the Corporation through its delegation to senior management and through the ongoing function of the Board and its committees, as applicable.
Directors are considered independent if they have no direct or indirect material relationship with the Corporation. A “material relationship” is a relationship which could, in the view of the Board, be reasonably expected to interfere with the exercise of a director's independent judgment. In determining whether a material relationship exists, the Board consults with Atlas' legal counsel to ensure that its determinations are consistent with relevant securities and other laws, rules and regulations and court decisions.
Further, the Board has adopted corporate governance guidelines that are contained in the National Instrument 58-101 Disclosure of Corporate Governance Practices, (“NI 58-101”), which prescribes certain disclosure of Atlas' corporate governance practices, and National Policy 58-201 Corporate Governance Guidelines (“NP 58-201”), which provides non-prescriptive guidelines on corporate governance practices for reporting issuers. The Board believes that good corporate governance improves corporate performance and benefits the Shareholders. This discussion addresses the Corporation's compliance with NI 58-101.
There are four directors on the Board, of which two are independent directors for purposes of NI 58-101 and NP 58-201. Scott Wollney is not independent as he is a member of management of the Corporation. Larry Swets is not independent as he is a member of management of Kingsway Financial Services, Inc., a company that may have a material relationship with the Corporation.
Directorships
The following table sets out the proposed directors of the Corporation that are presently directors of other reporting issuers:

Name	Name and Jurisdiction of Reporting Issuer	Name of Exchange or Market
Jordan Kupinsky	Ferrum Americas Mining Inc.	TSX
	WB II Acquisition Corp.	TSX
Larry Swets, Jr.	Kingsway Financial Services Inc. (Canada)	TSX, NYSE
Orientation and Continuing Education
The Board is committed to having appropriate levels of knowledge among members of the Board relative both to the Corporation and its industry. New members to the Board are oriented through direct interaction with the balance of the Board and management and will have visibility to past and current corporate records as well as operating results. Committee chairpersons and other members of the Board maintain subject matter expertise through activities relating both to the Corporation and other educational resources.
Compensation
The Compensation Committee is responsible for making recommendations to the Board in respect of director and executive officer remuneration matters, with the overall objective of ensuring maximum shareholder benefit from the retention of high quality board and executive team members. For details on the compensation of the Chief Executive Officer, Chief Financial Officer and Directors, please see the section below entitled “Executive Compensation”.
Assessments
The Board, through its Corporate Governance and Nominating Committee, regularly assesses the overall performance of the Board, the committees, and the individual directors through a combination of formal and informal means.
Committees of the Board
The Board has three standing committees to assist it in carrying out its duties. The standing committees are: (i) Audit Committee; (ii) Compensation Committee; and (iii) Corporate Governance and Nominating Committee.
(i) Audit Committee

The Audit Committee is elected annually at the first meeting of the Board held after the Corporation's annual meeting of Shareholders. During the fiscal year ended December 31, 2011, the Audit Committee met eleven times. In addition, the Audit Committee meets annually with the Corporation's external auditors.

The Audit Committee is comprised of Jordan Kupinsky (Chairman), Gordon Pratt and Larry Swets. Except for Mr. Swets, each member of the Audit Committee is independent. While the Corporation is not subject to any independence standards of a US national securities exchange or national securities association dealer quotation system, the Corporation follows the independence standards set forth in MI 52-110. See discussion below under “TSX Venture Exchange Matters”.
Relevant Education and Experience
Mr. Kupinsky has been actively involved at the Board level of the Corporation as an independent director and member of the Audit Committee since the date of formation of the capital pool company. Prior to the Qualifying Transaction, Mr. Kupinsky has considerable experience in corporate finance, mergers and acquisitions, financial restructuring and merchant banking. Mr. Kupinsky has experience in financial statement review with both public and private companies. Mr. Kupinsky holds a Masters of Business Administration degree and a JD from the Schulich School of Business and Osgoode Hall Law School.
Mr. Pratt has more than 25 years' experience in insurance company financial statement analysis and assessment. He holds a Master of Management degree in Finance from Northwestern's Kellogg School of Management. His experience includes: service as a director of eight insurance companies and/or such insurance companies' holding company parents, including service as chairman or vice chairman of the board of directors of two publicly-traded insurance companies and/or such insurance companies' holding company parents, and service as a member of the Audit Committee for one insurance company's holding company parent. Mr. Pratt had specialized training in insurance company statutory and GAAP accounting while serving as an officer of The Chase Manhattan Bank, N.A. As a partner in four private equity funds focused on investment in insurance companies and insurance-related businesses, Mr. Pratt has evaluated financial statements for more than 50 insurance companies and/or their holding company parents, including such companies' use of accounting estimates, accruals, and provisions. He has made investment decisions and offered his opinion to company managements as a result of his evaluation concerning such financial statements, which covered a wide range of complexity and accounting issues. From his service as a member of certain boards of directors, he has an understanding of internal controls and procedures for financial reporting for insurance companies and/or insurance holding company parents.
Mr. Swets holds a Chartered Financial Analyst designation from the CFA Institute. He received a Masters of Science degree from De Paul University in 1999 and a Bachelors of Business and Finance degree from Valparaiso University in 1997. He has served as executive officer and director of public and private companies.
The Board has determined that Mr. Kupinsky, as Audit Committee Chairman, along with Mr. Pratt as Chairman of the Board, because of their accounting and financial management expertise discussed above, are both considered an “audit committee financial expert” as that term is defined under the Securities Exchange Act of 1934 and, accordingly, that at least one audit committee financial expert is serving on the Corporation's audit committee. MI 52-110 provides that an individual is “financially literate” if he or she has the ability to read and understand a set of financial statements that present a breadth and level of complexity of accounting issues that are generally comparable to the breadth and complexity of the issues that can reasonably be expected to be raised by the Corporation's financial statements. All of the members of the audit committee are financially literate as that term is defined.
Audit Committee Oversight
At no time since the commencement of the Corporation's most recently completed financial year was a recommendation of the Audit Committee to nominate or compensate an external auditor not adopted by the Board.
Reliance on Certain Exemptions
At no time since the commencement of the Corporation's most recently completed financial year has the Corporation relied on the exemption in Section 2.4 (De Minimis Non-audit Services) of MI 52-110 or an exemption from MI 52-110, in whole or in part, granted under Part 8 (Exemptions) of MI 52-110.
Audit Committee Report
The Audit Committee reviews the Corporation's annual and quarterly financial statements, oversees the annual audit process and internal accounting controls, the resolution of issues identified by the Corporation's auditors and recommends to the Board the firm of independent auditors to be nominated for appointment by the Shareholders at the next annual meeting of Shareholders. Management is responsible for the Corporation's financial statements and reporting process, including the Corporation's system of internal controls.

The independent registered public accounting firm is responsible for expressing an opinion on the conformity of the Corporation's audited financial statements with US Generally Accepted Accounting Principles (US GAAP). The Audit Committee reports as follows:

•	The Audit Committee reviewed and discussed with management the Corporation's 2011 audited financial statements;

•
The Audit Committee discussed with the Corporation's independent registered public accounting firm, Johnson Lambert & Co. LLP, the matters required to be discussed by the statement on Auditing Standards No. 61, as amended, which include matters related to the conduct of the audit of the Corporation's financial statements;

•
The Audit Committee has received and reviewed the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding its communications with the

Audit Committee concerning independence and the Audit Committee has discussed with the independent registered public accounting firm its independence from the Corporation; and

•
Based on the reviews and discussions described above, the Audit Committee recommended to the Corporation's Board that the Corporation's 2011 audited financial statements, including management's discussion and analysis of the Corporation's financial condition and results of operations, be included in the 2011 Annual Report on Form 10-K filed with the US Securities and Exchange Commission.

The Audit Committee
Jordan Kupinsky
Gordon Pratt
Larry Swets Jr.
A copy of the Audit Committee's charter is posted on the Corporation's website at www.atlas-fin.com, under “Investor Relations” and a written copy is available to Shareholders upon written request to the Corporation, to the attention of the Scott Wollney.
TSX Venture Matters
With regard to the Corporation's listing on the TSX-V, it is a “venture issuer” as defined in MI 52-110 and it relies on the exemption in Section 6.1 of MI 52-110 relating to Parts 3 (Composition of Audit Committee) and 5 (Reporting Obligations).

(ii) Compensation Committee
The Compensation Committee is comprised of Larry Swets, Jr. (Chairman), Jordan Kupinsky and Gordon Pratt. Except for Mr. Swets, each member of the Compensation Committee is independent. The Compensation Committee met one time during the fiscal year ended December 31, 2011.
The Compensation Committee oversees the remuneration policies and practices of the Corporation. The principal responsibilities of the Compensation Committee include: (i) considering the Corporation's overall remuneration strategy and, where information is available, verifying the appropriateness of existing remuneration levels using external sources for comparison; (ii) comparing the nature and amount of the Corporation's directors' and executive officers' compensation to performance against goals set for the year while considering relevant comparative information, independent expert advice and the financial position of the Corporation; and (iii) making recommendations to the Board in respect of director and executive officer remuneration matters, with the overall objective of ensuring maximum shareholder benefit from the retention of high quality board and executive team members.
The Compensation Committee reviewed executive compensation with management in the course of the 2012 budgeting process. Authority was extended to management within the approved budget for compensation. Neither the Corporation nor the Board engaged a compensation consultant in the years ended December 31, 2010 or 2011.
(iii) Corporate Governance and Nominating Committee
The Corporate Governance and Nominating Committee is comprised of Jordan Kupinsky (Chairman), Larry Swets and Scott Wollney. Jordan Kupinsky is considered the only independent member of the Corporate Governance and Nominating Committee. The Corporate Governance and Nominating Committee met one time during the fiscal year ended December 31, 2011.
The Corporate Governance and Nominating Committee oversees the Corporation's approach to corporate governance matters. The principal responsibilities of the Corporate Governance and Nominating Committee include: (i) monitoring and overseeing the quality and effectiveness of the corporate governance practices and policies of the Corporation; (ii) considering nominees for independent directors of the Corporation; (iii) adopting and implementing corporate communications policies and ensuring the effectiveness and integrity of communication and reporting to the Corporation's shareholders and the public generally; (iv) planning for the succession of directors and executive officers of the Corporation, including appointing, training and monitoring senior management to ensure that the board and management have appropriate skill and experience; and (v) administering the Board's relationship with the management of the Corporation.
The Corporation receives suggestions for potential director nominees from many sources, including members of the Board, advisors, and Shareholders. Any such nominations, together with appropriate biographical information, should be submitted to the Corporation in accordance with the Corporation's policies governing submissions of nominees discussed below. Any candidates submitted by a Shareholder or Shareholder group are reviewed and considered in the same manner as all other candidates. Qualifications for consideration as a board nominee may vary according to the particular areas of expertise being sought as a complement to the existing board composition. However, qualifications include high level leadership experience in business activities, breadth of knowledge about issues affecting the Corporation, experience on other boards of directors, preferably public company boards, and time available for meetings and consultation on Corporation matters. The Corporate Governance and Nominating Committee seeks a diverse group of candidates who possess the background, skills and expertise to make a significant contribution to the Board, to the Corporation and its Shareholders, though the Corporation does not have a formal policy with regard to the consideration of diversity in identifying director nominees. The independent directors, in addition to any other board members as may be desirable, evaluate potential nominees, whether proposed by Shareholders or otherwise, by reviewing their qualifications, reviewing results of personal and reference interviews and reviewing such other information as may be deemed relevant.
Candidates whose evaluations are favorable are then recommended by the Corporate Governance and Nominating Committee for selection by the full Board. The Board then selects and recommends candidates for nomination as directors for Shareholders to consider and vote upon at the annual meeting. In general, the Corporation does not employ executive search firms, or pay a fee to any third party, to locate qualified candidates for director positions.
Shareholder Nominations for Directors
A Shareholder wishing to nominate a candidate for election to the Board at any annual meeting at which the Board has determined that one or more directors will be elected shall submit a written notice of his or her nomination of a candidate to Atlas' executive offices, 150 Northwest Point Boulevard, Elk Grove Village, IL 60007 Attention: Scott Wollney. The submission must be received at the Corporation's principal executive offices within the timeframe set forth below in “Shareholder Proposals for the 2013 Annual Meeting of Shareholders”.

In order to be valid, a Shareholder's notice must set forth (i) the name and address of the Shareholder, as they appear on the Corporation's books, as well as the Shareholder's business address and telephone number and residence address and telephone number; (ii) the class and number of shares of the Corporation which are beneficially owned by the nominating Shareholder; (iii) the name, age, business address and residence address of each nominee proposed in the notice; (iv) any relationship of the nominating Shareholder to the proposed nominee; (v) the principal occupation or employment of the nominee; (vi) the class and number of shares of the Corporation's stock beneficially owned by the nominee, if any; (vii) a description of all arrangements or understandings between the Shareholder and each nominee and any other persons pursuant to which the Shareholder is making the nomination; and (viii) any other information required to be disclosed in solicitations of proxies for election of directors or information otherwise required pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended, relating to any person that the Shareholder proposes to nominate for election as a director, including the nominee's written consent to being named in the proxy statement as a nominee and to serving as a director if elected.
Executive Officers
The following table sets forth certain information regarding Atlas' and its insurance subsidiaries' executive officers:

Name	Age	Date First Appointed	Current Position
Scott Wollney	43	December 31, 2010	President, Chief Executive Officer and Director
Paul Romano	50	December 31, 2010	Vice President and Chief Financial Officer
Bruce Giles	53	December 31, 2010	Vice President, Underwriting
Joseph Shugrue	48	December 31, 2010	Vice President, Claims
Leslie DiMaggio	43	December 31, 2010	Vice President, Operations

Biographical information for each of the officers is set out below, except for Scott Wollney, President & Chief Executive Officer, which is contained in the section captioned “Business Experience” under the heading Proposal 1: Election of Directors of the Proxy Statement.
Paul Romano
Prior to his current position with the Corporation, Mr. Romano was the Vice President and Treasurer of Kingsway America Inc. Since 2002, he has held various Vice President and Director positions with American Country Insurance Company and its affiliates. Mr. Romano holds a Certified Public Accountant designation in the State of Illinois. He received a Master of Business Administration degree from the Northwestern University Kellogg Graduate School of Management in 1996 and a Bachelor of Science, Accounting degree from the University of Illinois in 1984.
Bruce Giles
Bruce Giles was previously Assistant Vice President of Commercial Underwriting for Kingsway America Inc., prior to which he held various positions with Kingsway America Inc. from December 2003 to June 2010. From 2000 to 2003, he held various positions with Allstate Insurance Group.

Joseph Shugrue
Joseph Shugrue held various senior management positions with American Service and Kingsway America Inc. beginning in March 2004. Prior to that time, he held positions with other specialized insurance businesses beginning in October 1986.
Leslie DiMaggio
Leslie DiMaggio was previously the Vice President, Information Technology for Kingsway Financial Services Inc. from November 2008 to June 2010, prior to which she was the President, CEO and COO of Southern United Fire Insurance Company from April 2007 to November 2008. From 2000 until 2008, she held various other executive positions at Kingsway America Inc.
Code of Business Conduct and Ethics
The Corporation has a Code of Business Conduct and Ethics that applies to all of Atlas' employees, officers and directors. The Code of Ethics is designed to promote honest and ethical conduct, full, fair, accurate, timely and understandable disclosure of financial information in the public filings and the Corporation's communications and compliance with applicable laws, rules and regulations. The Code of Business Conduct and Ethics is posted on the Corporation's website at www.atlas-fin.com, under “Investor Relations” and a written copy is available to Shareholders upon written request to the Corporation, to the attention of Scott Wollney.
EXECUTIVE COMPENSATION

Compensation for executives of the Corporation is reviewed annually by the Compensation Committee of the Board. Current compensation was set based on the following criteria: (i) size and scale of the Corporation; (ii) nature of the Corporation's strategic objectives; and (iii) each executive's role and responsibility. Industry data as well as the potential for incentive compensation is also taken into consideration in the regular evaluation of base salary.
Employment agreements were executed with the Corporation's executives in 2011 with an initial effective term of January 1, 2011 through December 31, 2013. These agreements provide for compensation based on a combination of base salary and incentive compensation. Incentive compensation in the first year is based primarily on the Corporation achieving financial objectives set forth in the Filing Statement dated December 16, 2010 made in support of the Qualifying Transaction. Incentive compensation in subsequent years will be based on a combination of financial results and the achievement of strategic objectives. Under the current plan, incentive compensation can be paid in an amount up to 75% of the subject employees' base salary. Final determination of incentive compensation is subject to approval by the Board. See also “Employment Agreements with Named Executive Officers” below.
Option-based Awards
Subject to the terms and conditions of the Stock Option Plan, the Compensation Committee of the Board is responsible for granting Option-based awards to executive officers as an incentive. In determining appropriate grants, the Compensation Committee considers contributions to the Corporation's operating results as well as expectations relative to near and longer term strategic goals and objectives in support of profitable growth.
Summary Compensation Table
The following table sets forth information concerning the total compensation for the years ended December 31, 2011 and December 31, 2010 to the Chief Executive Officer, the Chief Financial Officer, and the three highest paid executive officers of the Corporation whose total compensation exceeded $100,000, if any (collectively, the “Named Executive Officers”) and the Corporation's directors:

Name and Principal Position	Year Ended Dec. 31	Salary (US$)	Bonus (US$)	Option-Based Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings	All Other Compensation (US$)(5)	Total Compensation ($)(5)
Paul A. Romano(2) Vice-President and Chief Financial Officer	2011	$175,000	$70,000	$30,900	Nil	Nil	$6,646	$287,050
	2010	—	—	—	—	—	—	N/A
Scott Wollney(2) Chief Executive Officer and Director	2011	$275,000	$110,000	$30,900	Nil	Nil	$8,654	$431,600
	2010	—	—	—	—	—	—	N/A
Ronald D. Schmeichel(3) Former Chief Executive Officer and Chief Financial Officer	2011	Nil	Nil	Nil	Nil	Nil	Nil	Nil
	2010	Nil	Nil	$56,381	Nil	Nil	Nil	$56,381
Leslie DiMaggio VP Operations	2011	$175,000	$70,000	$30,900	Nil	Nil	Nil	$280,250
	2010	—	—	—	—	—	—	N/A
Bruce Giles(4) VP Product Development and Underwriting	2011	$150,000	$60,000	$30,900	Nil	Nil	Nil	$244,659
	2010	—	—	—	—	—	—	N/A
Joseph Shugrue(4) VP Claims	2011	$175,000	$70,000	$30,900	Nil	Nil	Nil	$280,250
	2010	—	—	—	—	—	—	N/A
Notes:

(1)
Black-Scholes option pricing model was used to estimate the fair value of option awards using the following assumptions - risk-free interest rate 2.27% to 3.13%; dividend yield 0.0%; expected volatility 100%; expected life of 6 to 9 years. Each of the individuals noted in the above Summary Compensation Table received 25,000 options each for the year ended December 31, 2011, at an exercise price of $2.00 per Ordinary Share and expiring January 18, 2021.

(2)
Scott Wollney and Paul Romano became Chief Executive Officer and Chief Financial Officer, respectively, of the Corporation effective at 11:59 p.m. on December 31, 2010, upon the closing of the Qualifying Transaction under TSX-V Policy 2.4. Pursuant to the Qualifying Transaction, American Country Insurance Company (“ACIC”) and American Service Insurance Company, Inc. (“ASI”), together with their holding company AIAI, merged with and into a wholly-owned subsidiary of the Corporation. For the year ended December 31, 2010, Messrs Wollney and Romano did not receive any compensation from the Corporation; however, they did receive compensation from the former parent of AIAI, ACIC and ASI, Kingsway Financial Services Inc., for services provided to Kingsway Financial Services Inc. and its subsidiaries in various capacities including but not limited to their capacities as officers of AIAI, ACIC and ASI. No compensation was paid directly by AIAI, ACIC or ASI to Messrs. Wollney and Romano.

(3)
As a result of the Qualifying Transaction, Ronald D. Schmeichel resigned as Chief Executive Officer and Chief Financial Officer effective December 31, 2010. Option-based awards granted to him in 2010 expired on December 31, 2011. Options valued at $16,109 granted as compensation for his directorship expired on September 29, 2010 as a result of his resignation as a director on June 29, 2010.

(4)
Leslie DiMaggio, Bruce Giles and Joseph Shugrue were appointed as VP Operations, VP Product Development and Underwriting and VP Claims of the Corporation's insurance subsidiaries, respectively on December 31, 2010.

(5)	Includes annual car allowance.

(6)
For the purposes of calculating total compensation, the dollar amounts set out under the columns captioned “Salary”, “Bonus” and “All Other Compensation” were converted into Canadian dollars based on the exchange rate on December 31, 2011 of $1.0179 CAD per USD.

Capital Pool Company
Pursuant to Section 8.1 of TSX-V Policy 2.4 - Capital Pool Companies, until the completion of the Qualifying Transaction on December 31, 2010, the only compensation that the Corporation was permitted to provide to the directors, officers, employees and consultants of the Corporation was the granting of incentive stock options.
Employment Agreements with Named Executive Officers
Concurrently with the completion of the Qualifying Transaction, the Corporation entered into employment agreements with Scott Wollney, Paul Romano, Joseph Shugrue, Bruce Giles, and Leslie DiMaggio. The key terms of such employment agreements include:

(a)	employment being “at-will” and, subject to the severance and post-termination obligations described below, the employment agreement being terminable by either party at any time;

(b)	an annual base salary as set out in the table under the heading “Summary Compensation Table”;

(c)
the executive being entitled to participate in such employee benefit plans as the Corporation shall approve including, retirement plans, paid vacation and sick days/paid time off, disability plans, the Stock Option Plan, or such other plans as may be offered from time to time; and

(d)	severance payments and post-termination obligations as further described below under “Termination and Change of Control Benefits”.
Outstanding Equity Awards
The following table sets forth all equity awards of the Corporation granted to the Named Executive Officers that were outstanding at the end of the most recently completed financial year.

Outstanding Equity Awards as at December 31, 2011
Name	Number of Securities Underlying unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Unearned Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date
Scott Wollney Chief Executive Officer and Director	6,250	18,750	$2.00	January 18, 2021
Paul A. Romano) Vice-President and Chief Financial Officer	6,250	18,750	$2.00	January 18, 2021
Leslie DiMaggio VP Operations	6,250	18,750	$2.00	January 18, 2021
Bruce Giles VP Product Development and Underwriting	6,250	18,750	$2.00	January 18, 2021
Joseph Shugrue VP Claims	6,250	18,750	$2.00	January 18, 2021
Securities Authorized for Issuance Under Equity Compensation Plans
The following table sets forth the securities of the Corporation that are authorized for issuance under the Corporation's equity compensation plans as at the end of the most recently completed financial year, December 31, 2011.

Plan Category	Number of securities to be issued upon exercise of outstanding Options, warrants and rights	Weighted-average exercise price of outstanding Options ($)	Number of securities remaining available for future issuance under equity compensation plans
Equity compensation plans approved by securityholders	369,749 Ordinary Shares(1)	$2.00	Nil
Equity compensation plans not approved by securityholders	85,600 Ordinary Shares(2)	$1.00	Nil
Total	455,349 Ordinary Shares	$1.80	Nil
Notes:
(1)    Issued pursuant to the Stock Option Plan on January 18, 2011.
(2)    Issued pursuant to stock option agreements on March 18, 2010, prior to implementation of the Stock Option Plan.
See “Matters to be Voted On - Proposal 3: Approval of Stock Option Plan” for a description of the material features of the Stock Option Plan.
Pension Plan Benefits
The Corporation does not currently maintain any pension or retirement plans that provide for payments or benefits at, following, or in connection with retirement.

Termination and Change of Control Benefits
As at the Reference Date, the Corporation is party to employment agreements with Scott Wollney and Paul Romano pursuant to which, if the Corporation terminates the executive without Cause (as defined in the employment agreement), or the executive's employment is terminated in connection with a Change of Control (as defined in the employment agreement), the executive will be entitled to certain payments and benefits as set out below.

If terminated without Cause:	Continuation of base salary for: (1)	Lump-sum Payment equal to:	Continuation of employee health benefits covered under COBRA for: (1) (2)
During Year 1	24 months	100% of base salary	24 months
During Year 2	24 months	50% of base salary	12 months
During Year 3	12 months	Most recently awarded bonus	12 months
Notes:

(1)	The continuation of base salary and COBRA benefits will cease on the first of the month immediately following the date on which the executive becomes employed.
(2)    Or for the maximum period of time allowed by law, if shorter.
If, after a Change of Control (as defined in the employment agreement), the executive maintains employment with the Corporation (or its successor) for at least 180 days, the executive may terminate his employment at will and will be entitled to the severance payments and post-termination benefits set out above.
Director Compensation
During the financial year ended December 31, 2011, the Corporation paid cash compensation and granted Options for services rendered to the directors for serving in their capacity as directors, and the Corporation reimburses the out-of-pocket expenses of its directors incurred in connection with attendance at or participation in meetings of the Board.
The following table shows the compensation paid to directors for the most recently completed financial year (other than directors who also served as Named Executive Officers). Named Executive Officers, who also act as directors of the Corporation, do not receive any additional compensation for services rendered in such capacity, other than as paid by the Corporation to such officers in their capacity as officers. See “Summary Compensation Table”.

Name	Fees Earned ($)	Share-Based Awards ($)	Option-Based Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)	Pension Value ($)	All Other Compensation ($)	Total Compensation ($)
Jordan Kupinsky	$50,000	Nil	$100,838	Nil	Nil	Nil	$150,838
Gordon Pratt (1)	$60,000	Nil	$100,838	Nil	Nil	Nil	$160,838
Larry Swets, Jr. (1)	$40,000	Nil	$100,838	Nil	Nil	Nil	$140,838
Notes:

(1)	Gordon Pratt and Larry Swets, Jr. became directors of the Corporation effective at 11:59 p.m. on December 31, 2010, upon the closing of the Qualifying Transaction.

(2)
The Black-Scholes option pricing model was used to estimate the fair value of option awards using the following assumptions - risk-free interest rate 2.27% to 3.13%; dividend yield 0.0%; expected volatility 100%; expected life of 6 to 9 years. Each of Mr. Kupinsky, Mr. Pratt and Mr. Swets were awarded 81,583 on January 18, 2011, such options to expire on January 18, 2021 and exercisable at $2.00 per Ordinary Share.

Issuer Repurchase of Equity Securities
None.
Indemnification Agreements
Cayman Islands law does not limit the extent to which a company's articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as a provision purporting to provide indemnification against civil fraud or the consequences of committing a crime.
Atlas' memorandum and articles of association permit indemnification of officers and directors against all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained in their capacities as such unless such losses or damages arise from dishonesty, fraud or willful default of such directors or officers.

Pursuant to indemnification agreements, Atlas has entered into indemnification agreements with its directors and senior executive officers that provide such persons with additional indemnification beyond that provided in its memorandum and articles of association.
Atlas also maintains a directors and officers liability insurance policy for its directors and officers.
Insofar as indemnification for liabilities arising under the Securities Act of 1933 (“Securities Act”) may be permitted with respect to Atlas' directors or officers or persons controlling Atlas under the foregoing provisions, the Registrant has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable as a matter of US law.
Section 16(a) Beneficial Ownership Reporting Compliance
Under Section 12(b) of the U.S. Securities Exchange Act of 1934, non-US companies must test to see if they qualify for domestic issuer status as of the last day of the second quarter of each fiscal year, and, if so, will be considered “domestic issuers” in the United States effective the beginning of the next fiscal year. Atlas has determined that, as of June 30, 2011, it qualified to become a U.S. domestic issuer effective January 1, 2012 and, as such, became subject to Section 16(a) of the Securities Exchange Act of 1934. Section 16(a) requires Atlas' officers and directors, and persons who own more than ten percent of a registered class of Atlas' equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors and greater-than-ten-percent stockholders are required by SEC regulation to furnish the Corporation with copies of all Section 16(a) forms they file. Based solely on Atlas' review of any such reports furnished to the Corporation, it believes that during the year ended December 31, 2011, all of Atlas' officers and directors timely filed their required Section 16(a) reports.
MANAGEMENT CONTRACTS
The Corporation entered into an agreement on March 15, 2011 with Asset Allocation & Management Company, L.L.C. (“AAM”) of Chicago, Illinois, to manage the investment portfolios of the Corporation's subsidiaries ACIC and ASI. Combined invested assets of these subsidiaries, as reported in their December 31, 2010 statutory annual statements, was US$182.3 million. Pursuant to the agreement, AAM will manage the invested assets in the Corporation's investment portfolio subject to investment guidelines prescribed by the Corporation. AAM will also provide accounting services related to these investment activities. AAM's compensation under the agreement is paid quarterly and determined as a percentage of the market value of assets under management on a sliding scale. The fee schedule is subject to amendment upon 60 days prior written notice to the Corporation. Either party may terminate the agreement with 30 days written notice. If the agreement is terminated by either party on any day other than the first day of a calendar quarter, the fee for such quarter shall be prorated based on the number of days that remain in such quarter.
The Corporation does not currently have any other management contracts in place.
INDEBTEDNESS OF DIRECTORS AND EXECUTIVE OFFICERS
As at the Reference Date, no executive officers, directors, employees or former executive officers, directors or employees of the Corporation or any of its subsidiaries, was indebted to the Corporation, any of its subsidiaries, or any other entity if the indebtedness is the subject of a guarantee, support agreement, letter of credit or other similar arrangement or understanding provided by the Corporation or any of its subsidiaries, in connection with a purchase of securities or otherwise.
RELATED PERSON TRANSACTIONS
As further disclosed in the Filing Statement dated December 16, 2010, the Corporation was formed on December 31, 2010 through the Qualifying Transaction. Prior to the Qualifying Transaction, Kingsway America Inc. transferred 100% of the capital stock of its insurance subsidiaries, ASI and ACIC to AIAI in exchange for US$35.1 million in AIAI common shares, US$18.0 million of AIAI preferred shares and promissory notes aggregating $7.9 million payable by AIAI. In addition, AIAI raised $7.9 million through a private placement offering of subscription receipts to qualified investors at a price of $2.00 per subscription receipt. In the Qualifying Transaction, Kingsway America Inc. received 13.8 million Restricted Voting Shares valued at US$27.4 million, 18 million Preferred Shares valued at US$18.0 million, and $7.9 million in cash from the private placement in exchange for 100% of the outstanding shares of AIAI and full payment of the promissory notes. At the time of the Qualifying Transaction, Jordan Kupinsky was a director of JJR VI Acquisition Corp., Scott Wollney was an executive officer of Kingsway America Inc. and AIAI, and Larry Swets, Jr. was a director of Kingsway America Inc. The Qualifying Transaction was negotiated on an arm's length basis. Copies of the Annual Report and Filing Statement dated December 16, 2010 are available on SEDAR at www.sedar.com.
No director or senior officer, and no associate or affiliate of the foregoing persons, no insider and no family member of such persons has or has had any material interest, direct or indirect, in any transactions during the fiscal year ended December 31, 2011, or any transaction, or any proposed transaction, which has materially affected or will materially affect the Corporation.
Shareholder Proposals for the 2013 Annual Meeting of Shareholders
If a Shareholder wishes to have a proposal included in the Corporation's Proxy Statement and form of proxy for the 2013 annual meeting of Shareholders, the proposal must conform to the applicable proxy rules of the Security Exchange Commission concerning the submission and content of proposals and must be received by the Corporation prior to the close of business on December 27, 2012. In addition, if a Shareholder intends to present a proposal at Atlas' 2013 annual meeting of Shareholders without the inclusion of the proposal in the Corporation's proxy materials and written notice of the proposal is not received by the Corporation on or before December 27, 2012, proxies solicited by the Board for the 2013 annual meeting of Shareholders will confer discretionary authority to vote on the proposal if presented at the meeting. Shareholders should submit proposals to Atlas' executive offices, 150 Northwest Point Boulevard, Elk Grove Village, IL 60007 Attention: Scott Wollney. Atlas reserves the right to reject, rule out of order or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements.

COMMUNICATIONS WITH BOARD OF DIRECTORS
Shareholders who wish to send communications on any topic to any member of the Board should address such communications to Atlas at 150 Northwest Point Boulevard, Elk Grove Village, IL 60007, Attention: Scott Wollney. All communications will be forwarded to the Board, individual director, lead director or group of non-employee directors, as applicable, although the Secretary will not forward the communication if it is primarily commercial in nature or if it relates to an improper or irrelevant topic.
ANNUAL REPORT
All Shareholders of record on the Record Date are concurrently being sent a copy of Atlas' 2011 Annual Report, which contains Atlas' certified financial statements for the fiscal year ended December 31, 2011. Additional information relating to the Corporation is available on EDGAR at www.sec.gov and SEDAR at www.sedar.com.
Any person who was a Shareholder of Atlas at the close of business on the Record Date, may obtain copies of Atlas' 2011 Annual Report on Form 10-K as filed with the SEC, without charge, via the Corporation's website at www.atlas-fin.com or by written request to Atlas at, 150 Northwest Point Boulevard, Elk Grove Village, IL 60007, Attention: Scott Wollney.
OTHER MATTERS
As of the date of this Proxy Statement the Corporation is not aware of any matter other than those described in this Proxy Statement that will be presented for consideration at the Meeting. If any other matter or matters properly come before the Meeting, it is the intention of the persons named in the accompanying proxy to vote, or otherwise act, on such matters in accordance with their best judgment.

APPENDIX “A”
AUDIT COMMITTEE CHARTER
Name
There shall be a committee of the board of directors (the “Board”) of Atlas Financial Holdings, Inc. (the “Company”) known as the Audit Committee.
Purpose of Audit Committee
The Audit Committee has been established to assist the Board in fulfilling its oversight responsibilities with respect to the following principal areas:

(a)	the Company's external audit function; including the qualifications, independence, appointment and oversight of the work of the external auditors;

(b)	the Company's accounting and financial reporting requirements;

(c)	the Company's reporting of financial information to the public;

(d)	the Company's compliance with law and regulatory requirements;

(e)	the Company's risks and risk management policies;

(f)	the Company's system of internal controls and management information systems; and

(g)	such other functions as are delegated to it by the Board.
Specifically, with respect to the Company's external audit function, the Audit Committee assists the Board in fulfilling its oversight responsibilities relating to: the quality and integrity of the Company's financial statements; the independent auditors' qualifications; and the performance of the Company's independent auditors.
Membership
The Audit Committee shall consist of as many members as the Board shall determine but, in any event not fewer than three directors appointed by the Board. Each member of the Audit Committee shall continue to be a member until a successor is appointed, unless the member resigns, is removed or ceases to be a director of the Company. The Board may fill a vacancy that occurs in the Audit Committee at any time.
Members of the Audit Committee shall be selected based upon the following and in accordance with applicable laws, rules and regulations:

(a)
Financially Literate. Each member shall be financially literate or must become financially literate within a reasonable period of time after his or her appointment to the Audit Committee. For these purposes, an individual is financially literate if he or she has the ability to read and understand a set of financial statements that present a breadth and level of complexity of accounting issues that are generally comparable to the breadth and complexity of the issues that can reasonably be expected to be raised by the Company's financial statements.

Chair and Secretary
The Chair of the Audit Committee shall be designated by the Board. If the Chair is not present at a meeting of the Audit Committee, the members of the Audit Committee may designate an interim Chair for the meeting by majority vote of the members present. The Secretary of the Company shall be the Secretary of the Audit Committee, provided that if the Secretary is not present, the Chair of the meeting may appoint a secretary for the meeting with the consent of the Audit Committee members who are present. A member of the Audit Committee may be designated as the liaison member to report on the deliberations of the Audit Committees of affiliated companies (if applicable).
Meetings
The Chair of the Audit Committee, in consultation with the Audit Committee members, shall determine the schedule and frequency of the Audit Committee meetings provided that the Audit Committee will meet at least four times in each fiscal year and at least once in every fiscal quarter. The Audit Committee shall have the authority to convene additional meetings as circumstances require.
Notice of every meeting shall be given to the external and internal auditors of the Company, and meetings shall be convened whenever requested by the external auditors or any member of the Audit Committee in accordance with applicable law. The Audit Committee shall meet separately and periodically with management, legal counsel and the external auditors. The Audit Committee shall meet separately with the external auditors at every meeting of the Audit Committee at which external auditors are present.

Meeting Agendas
Agendas for meetings of the Audit Committee shall be developed by the Chair of the Audit Committee in consultation with the management and the corporate secretary, and shall be circulated to Audit Committee members as far in advance of each Audit Committee meeting as is reasonable.
Resources and Authority
The Audit Committee shall have the resources and the authority to discharge its responsibilities, including the authority, in its sole discretion, to engage, at the expense of the Company, outside consultants, independent legal counsel and other advisors and experts as it determines necessary to carry out its duties, without seeking approval of the Board or management.
The Audit Committee shall have the authority to conduct any investigation necessary and appropriate to fulfilling its responsibilities, and has direct access to and the authority to communicate directly with the internal and external auditors, the counsel of the Company and other officers and employees of the Company.
The members of the Audit Committee shall have the right for the purpose of performing their duties to inspect all the books and records of the Company and its subsidiaries and to discuss such accounts and records and any matters relating to the financial position, risk management and internal controls of the Company with the officers and external and internal auditors of the Company and its subsidiaries. Any member of the Audit Committee may require the external or internal auditors to attend any or every meeting of the Audit Committee.
Responsibilities
The Company's management is responsible for preparing the Company's financial statements and the external auditors are responsible for auditing those financial statements. The Audit Committee is responsible for overseeing the conduct of those activities by the Company's management and external auditors, and overseeing the activities of the internal auditors.
The specific responsibilities of the Audit Committee shall include those listed below. The enumerated responsibilities are not meant to restrict the Audit Committee from examining any matters related to its purpose.
1.    Financial Reporting Process and Financial Statements
The Audit Committee shall:

(a)
in consultation with the external auditors and the internal auditors, review the integrity of the Company's financial reporting process, both internal and external, and any major issues as to the adequacy of the internal controls and any special audit steps adopted in light of material control deficiencies;

(b)
review all material transactions and material contracts entered into between (i) the Company or any subsidiary of the Company, and (ii) any subsidiary, director, officer, insider or related party of the Company, other than transactions in the ordinary course of business;

(c)
review and discuss with management and the external auditors: (i) the preparation of Company's annual audited consolidated financial statements and its interim unaudited consolidated financial statements; (ii) whether the financial statements present fairly (in accordance with Canadian generally accepted accounting principles) in all material respects the financial condition, results of operations and cash flows of the Company as of and for the periods presented; (iii) any matters required to be discussed with the external auditors according to Canadian generally accepted auditing standards; (iv) an annual report by the external auditors describing: (A) all critical accounting policies and practices used by the Company; (B) all material alternative accounting treatments of financial information within generally accepted accounting principles that have been discussed with management of the Company, including the ramifications of the use such alternative treatments and disclosures and the treatment preferred by the external auditors; and (C) other material written communications between the external auditors and management;

(d)
following completion of the annual audit, review with each of: (i) management; (ii) the external auditors; and (iii) the internal auditors, any significant issues, concerns or difficulties encountered during the course of the audit;

(e)	resolve disagreements between management and the external auditors regarding financial reporting;

(f)	review the interim quarterly and annual financial statements and annual and interim press releases prior to the release of earnings information; and

(g)
review and be satisfied that adequate procedures are in place for the review of the public disclosure of financial information by the Company extracted or derived from the Company's financial statements, other than the disclosure referred to in (f), and periodically assess the adequacy of those procedures.

2.    External Auditors
The Audit Committee shall:

(a)	require the external auditors to report directly to the Audit Committee;

(b)
be directly responsible for the selection, nomination, compensation, retention, termination and oversight of the work of the Company's external auditors engaged for the purpose of preparing or issuing an auditor's report or performing other audit, review or attest services for the Company, and in such regard recommend to the Board the external auditors to be nominated for approval by the shareholders;

(c)
approve all audit engagements and must pre-approve the provision by the external auditors of all non-audit services, including fees and terms for all audit engagements and non-audit engagements, and in such regard the Audit Committee may establish the types of non-audit services the external auditors shall be prohibited from providing and shall establish the types of audit, audit related and non-audit services for which the Audit Committee will retain the external auditors. The Audit Committee may delegate to one or more of its members the authority to pre-approve non-audit services, provided that any such delegated pre-approval shall be exercised in accordance with the types of particular non-audit services authorized by the Audit Committee to be provided by the external auditor and the exercise of such delegated pre-approvals shall be presented to the full Audit Committee at its next scheduled meeting following such pre-approval;

(d)	review and approve the Company's policies for the hiring of partners and employees and former partners and employees of the external auditors;

(e)	consider, assess and report to the Board with regard to the independence and performance of the external auditors; and

(f)
request and review the audit plan of the external auditors as well as a report by the external auditors to be submitted at least annually regarding: (i) the external auditing firm's internal quality-control procedures; (ii) any material issues raised by the external auditor's own most recent internal quality-control review or peer review of the auditing firm, or by any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits carried out by the external auditors, and any steps taken to deal with any such issues.

3.    Accounting Systems and Internal Controls
The Audit Committee shall:

(a)
oversee management's design and implementation of and reporting on internal controls. The Audit Committee shall also receive and review reports from management, the internal auditors and the external auditors on an annual basis with regard to the reliability and effective operation of the Company's accounting system and internal controls; and

(b)
review annually the activities, organization and qualifications of the internal auditors and discuss with the external auditors the responsibilities, budget and staffing of the internal audit function.

4.    Legal and Regulatory Requirements
The Audit Committee shall:

(a)	receive and review timely analysis by management of significant issues relating to public disclosure and reporting;

(b)	review, prior to finalization, periodic public disclosure documents containing financial information, including the Management's Discussion and Analysis and Annual Information Form, if required;

(c)	prepare the report of the Audit Committee required to be included in the Company's periodic filings;

(d)	review with the Company's counsel legal compliance matters, significant litigation and other legal matters that could have a significant impact on the Company's financial statements; and

(e)
assist the Board in the oversight of compliance with legal and regulatory requirements and review with legal counsel the adequacy and effectiveness of the Company's procedures to ensure compliance with legal and regulatory responsibilities.

5.    Additional Responsibilities
The Audit Committee shall:

(a)	discuss policies with the external auditor, internal auditor and management with respect to risk assessment and risk management;

(b)	establish procedures and policies for the following:

(i)	the receipt, retention, treatment and resolution of complaints received by the Company regarding accounting, internal accounting controls or auditing matters; and

(ii)
the confidential, anonymous submission by directors or employees of the Company of concerns regarding questionable accounting or auditing matters or any potential violations of legal or regulatory provisions;

(c)	prepare and review with the Board an annual performance evaluation of the Audit Committee;

(d)
report regularly to the Board, including with regard to matters such as the quality or integrity of the Company's financial statements, compliance with legal or regulatory requirements, the performance of the internal audit function, and the performance and independence of the external auditors; and

(e)	review and reassess the adequacy of the Audit Committee's Charter on an annual basis.
6.    Limitation on the Oversight Role of the Audit Committee
Nothing in this Charter is intended, or may be construed, to impose on any member of the Audit Committee a standard of care or diligence that is in any way more onerous or extensive than the standard to which all members of the Board are subject.

Each member of the Audit Committee shall be entitled, to the fullest extent permitted by law, to rely on the integrity of those persons and organizations within and outside the Company from whom he or she receives financial and other information, and the accuracy of the information provided to the Company by such persons or organizations.
While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company's financial statements and disclosures are complete and accurate and in accordance with generally accepted accounting principles in Canada and applicable rules and regulations. These are the responsibility of management and the external auditors.

APPENDIX “B”
STOCK OPTION PLAN
ARTICLE I: PURPOSE

1.	Purpose
The purpose of this stock option plan (as amended from time to time, the “Plan”) is to advance the interests of the Corporation by: (i) providing Eligible Persons with financial incentives; (ii) encouraging stock ownership by Eligible Persons; (iii) increasing the proprietary interest of Eligible Persons in the success of the Corporation; (iv) encouraging Eligible Persons to remain with the Corporation or its Affiliates; and (v) attracting new Employees, Officers, Directors and Consultants to the Corporation or its Affiliates.
ARTICLE II: INTERPRETATION

1.	Definitions
When used herein, the following terms have the following meanings, respectively:

(a)	“Act” means the Securities Act (Ontario);

(b)	“Affiliate” means any corporation that is an affiliate of the Corporation as defined in the Act;

(c)
“Blackout Period” means a period of time when, pursuant to any policies of the Corporation, securities of the Corporation may not be traded by certain persons as designated by the Corporation, including an Optionee;

(d)	“Board” means the board of directors of the Corporation;

(e)	“Change of Control” means the occurrence of any one or more of the following events:

(i)
a consolidation, merger, amalgamation, arrangement or other reorganization, takeover bid or acquisition involving the Corporation or any of its Affiliates and another corporation or other entity, as a result of which the holders of Shares immediately prior to the completion of the transaction hold less than 50% of the outstanding rights to vote in respect of the shares of the successor corporation after completion of the transaction;

(ii)
the sale, lease, exchange or other disposition, in a single transaction or a series of related transactions, of assets, rights or properties of the Corporation and/or any of its Subsidiaries which have an aggregate book value greater than 50% of the book value of the assets, rights and properties of the Corporation and its Subsidiaries on a consolidated basis to any other person or entity, other than a disposition to an Affiliate of the assets, rights and properties of the Corporation in the course of a reorganization of the assets of the Corporation and its Affiliates;

(iii)	a resolution is adopted to wind-up, dissolve or liquidate the Corporation; or

(iv)	the Board adopts a resolution to the effect that a Change of Control as defined herein has occurred or is imminent.

(f)
“Commitment Form” means the notice of grant of an Option delivered by the Corporation hereunder to an Optionee in the form of Schedule “A” attached hereto, or in such other form as the Compensation Committee may approve for any one or more Optionees or for a group of Optionees, as same may be amended from time to time;

(g)	“Compensation Committee” means the compensation committee of the Board;

(h)	“Consultant” means any individual or Consulting Company, other than an Employee or a Director, that:

(i)
is engaged to provide on a ongoing bona fide basis, consulting, technical, management or other services to the Corporation or to an Affiliate, other than services provided in relation to a Distribution (as such term is defined in the Act);

(ii)	provides the services under a written contract between the Corporation or the Affiliate and the individual or the Consultant Company;

(iii)	in the reasonable opinion of the Corporation, spends or will spend a significant amount of time and attention on the affairs and business of the Corporation or an Affiliate; and

(iv)	has a relationship with the Corporation or an Affiliate that enables the individual to be knowledgeable about the business and affairs of the Corporation.

(i)
“Consulting Company” means a company or partnership providing consulting services to the Corporation or an Affiliate and, if applicable, for whom an individual consultant providing consulting services to the Corporation or an Affiliate may be an employee, shareholder or partner;

(j)	“Control” means:

(i)
when applied to the relationship between a person and a corporation, the beneficial ownership by the person, at the relevant time, of shares of the corporation carrying either (A) more than 50% of the voting rights ordinarily exercisable at meetings of shareholders of the corporation or (B) the percentage of voting rights ordinarily exercisable at meetings of shareholders of the corporation sufficient in fact to elect a majority of the directors of the corporation; and

(ii)
when applied to the relationship between a person and a partnership or joint venture, the beneficial ownership by the person, at the relevant time, of more than 50% of the ownership interests of the partnership or joint venture in circumstances where it can reasonably be expected that the person directs the affairs of the partnership or joint venture;

(k)	“Corporation” means Atlas Financial Holdings, Inc., and includes any successor corporation thereto;

(l)	“Director” means a director of the Corporation or of an Affiliate;

(m)	“Effective Date” for an Option means the date on which the Option is granted;

(n)
“Eligible Person” means, subject to the administrative guidelines and other rules and regulations relating to the Plan and to all applicable law, any Employee, Officer, Director, or Consultant who is approved for participation in the Plan by the Compensation Committee;

(o)	“Employee” means:

(i)
an individual who would be considered an employee of the Corporation or its Subsidiary under the Income Tax Act (Canada) (i.e. for whom income tax, employment insurance and Canada Pension Plan deductions must be made at source);

(ii)
an individual who works full-time for the Corporation or its Subsidiary providing services normally provided by an employee and who is subject to the same control and direction by the Corporation over the details and methods of work as an employee of the Corporation, but for whom income tax deductions are not made at source; or

(iii)
an individual who works for the Corporation or its Subsidiary on a continuing and regular basis for a minimum amount of time per week providing services normally provided by an employee and who is subject to the same control and direction by the Corporation over the details and methods of work as an employee of the Corporation, but for whom income tax deductions are not made at source;

(p)	“Exchange” means the TSX Venture Exchange Inc. or any other stock exchange on which the Shares are then listed for trading;

(q)	“Exercise Form” means the notice of exercise of option in the form of Schedule “B” attached hereto;

(r)
“Exercise Period” means the period of time during which an Option granted under the Plan may be exercised (provided, however, that the Exercise Period may not exceed ten (10) years from the relevant Effective Date unless permitted under Section 4.4(b));

(s)	“Exercise Price” has the meaning ascribed thereto in Section 4.2;

(t)
“Incapacity” of an Optionee means his total or substantially total mental, physical, natural or legal inability to perform regularly his day-to-day functions for a period of six (6) months, the whole as evidenced and determined by an independent medical expert chosen by the Compensation Committee or as determined by a final and definitive judgment rendered by a court of competent jurisdiction thereto;

(u)	“Insider” has the meaning given to such term in the Act;

(v)
“Merger and Acquisition Transaction” means (i) any merger; (ii) any acquisition; (iii) any amalgamation; (iv) any offer for Shares which if successful would entitle the offeror to acquire more than 50% of all Shares; (v) any arrangement or other scheme of reorganization; or (vi) any consolidation, that results in a Change of Control;

(w)	“Officer” means an officer of the Corporation or of an Affiliate;

(x)	“Option” means the right to purchase Shares granted to an Eligible Person in accordance with the terms of the Plan;

(y)	“Optioned Shares” means Shares subject to an Option;

(z)
“Optionee” means an Eligible Person to whom an Option is granted by the Corporation under the Plan, whether a Director, Officer, Employee, or Consultant (including, for greater certainty, an individual or a Consulting Company);

(aa)
“person” or “persons” means any individual, partnership, limited partnership, joint venture, syndicate, sole proprietorship, company or corporation with or without share capital, unincorporated association, trust, trustee, executor, administrator or other legal personal representative, regulatory body or agency, government or governmental agency, authority or entity however designated or constituted;

(ab)	“Plan” has the meaning ascribed thereto in Section 1.1;

(ac)	“Regulatory Approval” means the approval of any securities or other applicable regulatory agency (including the Exchange) which may have jurisdiction in the circumstances;

(ad)	“Shares” means the ordinary shares in the capital of the Corporation;

(ae)	“Subsidiary” means a corporation which is a subsidiary of the Corporation as defined in the Act;

(af)	“Termination Date” means:

(i)
in the case of an Optionee whose employment or term of office with the Corporation or an Affiliate terminates in the circumstances set out in Section 4.10(b) or 4.10(c)(i), the date that is designated by the Corporation or the Affiliate, as the case may be, as the last day of such person's employment or term of office with the Corporation or the Affiliate, as the case may be;

(ii)
in the case of an Optionee whose employment or term of office with the Corporation or an Affiliate terminates in the circumstances set out in Section 4.10(c)(ii), the date of the notice of termination of employment or term of office given by the Corporation or the Affiliate, as the case may be;

(iii)	in the case of an Optionee whose employment or term of office with the Corporation or an Affiliate terminates in the circumstances set out in Section 4.10(c)(iii), the date of retirement;

(iv)
in the case of an Optionee whose consulting arrangements (or, if applicable, those of its Consulting Company if the Optionee is an individual) are terminated by the Corporation or an Affiliate in the circumstances set out in Section 4.10(d), the date that is designated by the Corporation or the Affiliate, as the case may be, as the last day of the Optionee's consulting arrangements (or those of its Consulting Company) with the Corporation or the Affiliate, as the case may be;

(v)
in the case of an Optionee whose consulting arrangements (or, if applicable, those of its Consulting Company if the Optionee is an individual) are terminated in the circumstances set out in Section 4.10(e), the date of the notice of termination given to the Optionee (or, if applicable, those of its Consulting Company if the Optionee is an individual) or the expiry of the original term or any subsequent renewal term of the consulting arrangements, as the case may be;

and in each such case, “Termination Date” specifically does not mean the date on which any period of reasonable notice that the Corporation or the Affiliate, as the case may be, may be required at law to provide to the Optionee would expire.
2.    Interpretation

(a)
A reference to a statute includes all regulations made thereunder, all amendments to the statute or regulations in force from time to time, and any statute or regulation that supplements or supersedes such statute or regulations.

(b)	Words importing the singular number include the plural and vice versa and words importing the masculine gender include the feminine.

ARTICLE III:ADMINISTRATION
1.    Administration of Plan

(a)
The Compensation Committee will, subject to any terms and conditions the Board may prescribe from time to time, in accordance with the Plan, be responsible for the general administration of the Plan and the proper execution of its provisions, the interpretation of the Plan and the determination of all questions arising hereunder.

(b)
Subject to the limitations of the Plan, the Compensation Committee has the authority to: (i) grant Options to purchase Shares to Eligible Persons; (ii) determine the terms, including the limitations, restrictions and conditions, if any, upon such grants; (iii) interpret the Plan and to adopt, amend and rescind such administrative guidelines and other rules and regulations relating to the Plan as it may from time to time deem advisable, subject to required Regulatory Approval; and (iv) make all other determinations and to take all other actions in connection with the implementation and administration of the Plan as it may deem necessary or advisable.

(c)
Any decision, interpretation or other action made or taken in good faith by or at the direction of the Corporation, the Board or the Compensation Committee (or any of its members) arising out of or in connection with the Plan shall be within the absolute discretion of all and each of them, as the case may be, and shall be final, binding and conclusive on the Corporation and Optionees and their respective heirs, executors, administrators, successors and assigns and all other persons.

(d)	The day-to-day administration of the Plan may be delegated to such officers and employees of the Corporation or of an Affiliate as the Board or the Compensation Committee determines.
(e)    The Corporation is responsible for all costs of administration of the Plan.

2.	Eligibility
Eligible Persons are eligible to participate in the Plan, provided that eligibility to participate does not confer upon any Eligible Person any right to be granted Options pursuant to the Plan. The extent to which any Eligible Person is entitled to be granted Options pursuant to the Plan will be determined in the sole and absolute discretion of the Compensation Committee.

3.	Shares Reserved Under the Plan

(a)
The maximum number of Shares reserved for issuance under the Plan and all of the Corporation's other security based compensation arrangements at any given time is equal to 10% of the issued and outstanding Shares as at the date of grant of an Option under the Plan, subject to adjustment or increase of such number pursuant to Section 4.13. The Plan is an “evergreen” plan. Any Shares subject to an Option which has been granted under the Plan, and which has been cancelled, expired or terminated in accordance with the terms of the Plan, without having been exercised, will again be available under the Plan. Any increase in the issued and outstanding Shares will result in an increase in the available number of Shares issuable under the Plan, and any exercises of Options will make new grants available under the Plan, effectively resulting in a re-loading of the number of Options available to grant under the Plan.

(b)
The aggregate number of Shares reserved for issuance pursuant to Options granted to any one person within any twelve-month period shall not exceed 5% of the issued and outstanding Shares at the time of the grant of the Option. The aggregate number of Shares issued to Insiders of the Corporation within any twelve-month month period, or issuable to Insiders of the Corporation at any time, under the Plan and any other security based compensation arrangements of the Corporation may not exceed 10% of the total number of issued and outstanding Shares at such time.

(c)
Notwithstanding the foregoing, (i) no more than 2% of the issued and outstanding Shares may be granted to any one Consultant in any 12 month period; and (ii) no more than an aggregate of 2% of the issued and outstanding Shares may be granted to all Employees conducting investor relations activities in any 12 month period.

4.	Incorporation of Terms of Plan
Subject to specific variations approved by the Compensation Committee, all terms and conditions set out in the Plan will be deemed to be incorporated into and form part of each Option granted under the Plan.

ARTICLE IV: GRANT OF OPTIONS

1.     Grant of Options
The Compensation Committee may, from time to time, subject to the provisions of the Plan and such other terms and conditions as the Board or Compensation Committee may prescribe, grant Options to any Eligible Person.
2.     Exercise Price
The Compensation Committee will establish the exercise price of an Option (the “Exercise Price”) at the time each Option is granted. The Exercise Price shall not be less than the market price of the Shares which will be equal to the volume weighted average trading price of the Shares on the Exchange for the five trading days immediately preceding the Effective Date.
3.    Number of Shares Subject to Option
The number of Shares subject to each Option shall be determined by the Compensation Committee, and such number shall be set out in the Commitment Form evidencing the grant of such Option.
4.    Expiration of Options

(a)
Subject to any accelerated termination as set forth in the Plan, all Options granted pursuant to the Plan will expire on the date (the “Expiry Date”) as determined by the Compensation Committee at the date of grant provided that no Option may be exercised beyond ten (10) years from the Effective Date.

(b)
Notwithstanding the above, if the Expiry Date for any Option falls within a Blackout Period or within 10 business days from the expiration of a Blackout Period (such Options to be referred to as “Restricted Options”), the Expiry Date of such Restricted Options shall be automatically extended to the date that is the 10th business day following the end of the Blackout Period, such 10th Business Day to be considered the Expiry Date for such Restricted Options for all purposes under the Plan.

5.	Non-Assignable and Non-Transferable
Options are non-assignable and non-transferable although they are assignable to and may be exercisable by an Optionee's legal heirs, personal representatives or guardians as provided in Section 4.9. Upon written notice from an Eligible Person under the Plan, any Option that might otherwise be granted to that Eligible Person, will be granted, in whole or in part, to a registered retirement savings plan (“RRSP”) or a holding company established by, and for the sole benefit of, the Eligible Person.

6.	Vesting of Option Rights

(a)
Subject to Subsection (b) below, the Compensation Committee may determine when any Option will become exercisable and may determine that the Option will be exercisable in instalments or pursuant to a vesting schedule. Such terms shall be set out in the Commitment Form evidencing the grant of such Option. Unless the Compensation Committee determines otherwise, and subject to the other provisions of the Plan, Options issued will be subject to a vesting schedule as follows:

(i)	one-third on the Effective Date;

(ii)	one-third upon the first anniversary of the Effective Date; and

(iii)	one-third upon the second anniversary of the Effective Date.

(b)	Options issued to Consultants performing investor relations activities must vest in stages over 12 months with no more than one-quarter of the Options vesting in any three month period.

7.	Amendment of Option

The Compensation Committee may amend the terms of an Option in accordance with the Plan provided that any amendment that extends the term or reduces the Exercise Price of an Option held by an Insider at the time of the proposed amendment shall be subject to disinterested shareholder approval.

8.	Acceleration of Vesting Period
Subject to the Board or the Compensation Committee determining otherwise, in the event of a Change of Control, all Options outstanding shall be immediately exercisable, notwithstanding any determination of the Board pursuant to Section 4.6, if applicable. Notwithstanding the vesting schedule for an Option, the Compensation Committee shall have the right with respect to any one or more Optionees in the Plan to accelerate the time at which an Option may be exercised.

9.	Death or Incapacity of Optionee
In the event of the death or Incapacity of an Optionee:

(a)
the executor or administrator of the Optionee's estate or the Optionee, as the case may be, may exercise any Options of the Optionee to the extent that the Options were exercisable at the date of such death or Incapacity and the right to exercise the Options terminates on the earlier of: (i) the date that is twelve months from the date of the Optionee's death, if the Optionee has died, or 30 days after the six month period referred to in the definition of “Incapacity”, in the event of Incapacity; and (ii) the date on which the Exercise Period of the particular Option expires. Any Options held by the Optionee that were not exercisable at the date of death or Incapacity immediately expire and are cancelled on such date; and

(b)	such Optionee's eligibility to receive further grants of Options under the Plan ceases as of the date of the Optionee's death or Incapacity, as the case may be.

10.	Termination of Employment or Cease to Hold Office

(a)
In the event an Optionee's employment or consulting arrangements (or, if applicable, those of its Consulting Company if the Consultant who is an Optionee is an individual) or term of office with the Corporation or an Affiliate ceases by reason of the Optionee's death or Incapacity, then the provisions of Section 4.9 will apply.

(b)
In the event an Optionee's employment or term of office with the Corporation or an Affiliate is terminated by the Corporation or an Affiliate for lawful cause, then any Options held by such Optionee, whether or not such Options are exercisable at the applicable Termination Date, immediately expire and are cancelled on the Termination Date at a time determined by the Compensation Committee, at its discretion.

(c)
In the event an Optionee's employment or term of office terminates by reason of: (i) voluntary resignation by such Optionee; (ii) termination by the Corporation or an Affiliate without cause (whether such termination occurs with or without any or adequate reasonable notice or with or without any or adequate compensation in lieu of such reasonable notice); or (iii) the retirement of such Optionee in accordance with the then customary policies and practices of the Corporation in relation to retirement, then any Options held by such Optionee that are exercisable at the Termination Date continue to be exercisable by such Optionee until the earlier of (A) the date that is 90 days from the Termination Date; and (B) the date on which the Exercise Period of the particular Option expires. Any Options held by such Optionee that are not exercisable at the Termination Date immediately expire and are cancelled on the Termination Date.

(d)
In the event an Optionee's consulting arrangements (or, if applicable, those of its Consulting Company if the Optionee is an individual) with the Corporation or an Affiliate are terminated by the Corporation or an Affiliate for breach of agreement prior to the expiry of the original term or any subsequent renewal term of such arrangements, then any Options held by the Optionee (or, if applicable, those of its Consulting Company if the Optionee is an individual), whether or not such Options are exercisable at the applicable Termination Date, immediately expire and are cancelled on the Termination Date at a time determined by the Compensation Committee, at its discretion.

(e)
In the event an Optionee's consulting arrangements (or, if applicable, those of its Consulting Company if the Optionee is an individual) with the Corporation or an Affiliate are terminated in circumstances other than those referred to in Section 4.10(d), any Options held by the Optionee that are exercisable at the Termination Date continue to be exercisable by the Optionee until the earlier of: (i) the date that is 90 days from the Termination Date; and (ii) the date on which the Exercise Period of the particular Option expires. Any Options held by the Optionee that are not exercisable at the Termination Date immediately expire and are cancelled upon the Termination Date.

(f)	An Optionee's eligibility to receive further grants of Options under the Plan ceases as of the applicable Termination Date.

11.	Discretion to Permit Exercise
Notwithstanding the provisions of Sections 4.9 and 4.10, the Board may, in its discretion, at any time prior to or following the events contemplated in such sections and in any Commitment Form, permit the exercise of any or all Options held by the Optionee in the manner and on terms authorized by the Board, provided that, subject to an extension pursuant to Section 4.4(b), the Board will not, in any case, authorize the exercise of an Option pursuant to this section beyond the Expiry Date of the particular Option.

12.	General
The existence of any Options does not affect in any way the right or power of the Corporation or its shareholders to make, authorize or determine any adjustment, recapitalization, reorganization or any other change in the Corporation's capital structure or its business, or any amalgamation, merger or consolidation involving the Corporation, to create or issue any bonds, debentures, shares or other securities of the Corporation or to determine the rights and conditions attaching thereto, to effect the dissolution or liquidation of the Corporation or any sale or transfer of all or any part of its assets or business, or to effect any other corporate act or proceeding, whether of a similar character or otherwise, whether or not any such action referred to in this section would have an adverse effect on the Plan or any Option granted hereunder, subject to Sections 4.13(a) and 4.13(b).

13.	Adjustment

(a)
In the event of a subdivision, consolidation or reclassification of Shares or any similar capital reorganization, or any other change to be made in the capitalization of the Corporation including an exchange of Shares for another security of the Corporation that, in the opinion of the Compensation Committee, acting reasonably and in good faith, would warrant the replacement or amendment of any existing Options in order to adjust:

(i)	the number of Shares or other securities that may be acquired on the exercise of any outstanding Options; or

(ii)	the Exercise Price of any outstanding Options,
in order to preserve proportionately the rights and obligations of the Optionees, the Compensation Committee will authorize such steps, subject to Regulatory Approval, if required, to be taken as are equitable and appropriate to that end.

(b)
In the event of an amalgamation, combination, merger or other reorganization involving the Corporation, by exchange of shares, by sale or lease of assets, or otherwise, that, in the opinion of the Compensation Committee, acting reasonably and in good faith, warrants the replacement or amendment of any existing Options in order to adjust:

(i)	the number of Shares or other securities that may be acquired on the exercise of any outstanding Options; or

(ii)	the Exercise Price of any outstanding Options,
in order to preserve proportionately the rights and obligations of the Optionees, the Compensation Committee will authorize such steps, subject to Regulatory Approval, if required, to be taken as are equitable and appropriate to that end.

(c)
Except as expressly provided in Sections 4.13(a) and 4.13(b), neither the issue by the Corporation of shares of any class or securities convertible into or exchangeable for shares of any class, nor the conversion or exchange of such shares or securities, affects, and no adjustment by reason thereof is to be made with respect to: (i) the number of Shares that may be acquired on the exercise of any outstanding Options; or (ii) the Exercise Price of any outstanding Options.

(d)
The Corporation will not be required to issue fractional Shares in satisfaction of its obligations hereunder and any fractional interest in a Share that would, except for the provisions of this Section 4.13(d), be deliverable upon the exercise of an Option will be cancelled and not be deliverable by the Corporation.

14.	Disputes
If any questions arise at any time with respect to the Exercise Price or number of Optioned Shares or other securities deliverable upon exercise of an Option in any of the events set out in Section 4.13(a) and 4.13(b), such questions will be conclusively determined by the Corporation's auditors, or, if they decline to so act, any other firm of chartered accountants that the Corporation may designate and who will have access to all appropriate records and such determination will be binding upon the Corporation and all Optionees.

15.	Compliance with Law and Tax Withholding

(a)
The Corporation is not obligated to grant any Options, issue any Shares or other securities, make any payments or take any other action if, in the opinion of the Compensation Committee, in its sole discretion, such action would constitute a violation by an Optionee or the Corporation of any provision of any applicable law, including any statutory or regulatory enactment of any government or government agency. Optioned Shares shall not be issued with respect to an Option unless the exercise of such Option and the issuance and delivery of such Optioned Shares shall comply with all relevant provisions of law, including, without limitation, any applicable provincial, state or federal securities laws, and the requirements of the Exchange, and such issuance shall be further subject to the approval of counsel for the Corporation with respect to such compliance. The inability of the Corporation to obtain from any regulatory body the authority deemed by the Corporation to be necessary for the lawful issuance and sale of any Optioned Shares under the Plan, or the inability of the Corporation to lawfully issue, sell, or deliver any Optioned Shares, shall relieve the Corporation of any liability with respect to the non-issuance, sale or delivery of such Optioned Shares.

(b)
Delivery of the Shares, upon exercise of Options, is subject to the satisfaction of all applicable federal, state, provincial, local and foreign tax obligations, including obligations to make withholdings or deductions in respect of the benefits arising hereunder. The Corporation will have the power and right to require the Optionee to remit to the Corporation an amount sufficient to satisfy any applicable tax or withholding obligations required by law. Further, the Corporation may require the Optionee to satisfy, in whole or in part, such tax or withholding obligations by instructing the Corporation to withhold Shares that would otherwise be received by the Optionee upon exercise, sell such Shares on behalf of the Optionee and remit the proceeds of such sale to the relevant taxing authority in satisfaction of the tax or withholding obligations.

16.	Sale of Corporation, etc.
If the Board at any time by resolution declares it advisable to do so in connection with a Merger and Acquisition Transaction, the Board has the right to provide for the conversion, exchange, replacement or substitution of any outstanding Options into or for options, rights or other securities of similar value of, or the assumption of outstanding Options by any entity or affiliate participating in or resulting from a Merger and Acquisition Transaction. Any such conversion, exchange, replacement, substitution or assumption shall be on such terms as the Board in good faith may consider fair and appropriate in the circumstances. In addition, and notwithstanding this Section 4.16, the Board has the right to determine, at its sole discretion, that (2) any or all Options shall thereupon terminate; provided that only such outstanding Options that have vested shall remain exercisable until consummation of the Merger and Acquisition Transaction; or (3) Options not exercisable may be exercisable in full.
ARTICLE V: PROCEDURE
1.     Option Commitment

(a)
Upon grant of an Option hereunder to an Optionee, a senior officer of the Corporation designated by the Compensation Committee will deliver to the Optionee a Commitment Form detailing the terms of the Option.

(b)
Upon the occurrence of an event to which Section 4.13(a) or 4.13(b) applies, a senior officer of the Corporation designated by the Compensation Committee may deliver to any Optionee with respect to any Option, a revised Commitment Form identified as such, with respect to Shares as to which the Option has not been exercised, reflecting the application of Section 4.13(a) or 4.13(b), as applicable, by reason of that event.

2.    Manner of Exercise

(a)
Subject to the provisions of the Plan and the provisions of the Commitment Form issued to an Optionee, Options which are exercisable may be exercised by means of a fully completed Exercise Form delivered to the Corporation. The Exercise Form must be accompanied by the payment in full of the Exercise Price for the Shares to be purchased. The Exercise Price must be fully paid in cash, by wire transfer or by certified cheque or bank draft payable to the Corporation or by such other means as might be specified from time to time by the Compensation Committee. No Shares will be issued until full payment therefor has been received by the Corporation. As soon as practicable after receipt of any Exercise Form and full payment, the Corporation will forthwith cause the transfer agent and registrar of the Shares to deliver to the Optionee a certificate or certificates or a statement of account, representing in the aggregate the acquired Shares.

Notwithstanding any other provision of the Plan, the Corporation will not be obligated to issue Optioned Shares on the exercise of an Option granted under the Plan until the Corporation has received the deliveries specified in Section 5.2(a).
3.    Use of an Administrative Agent and Trustee
The Compensation Committee may in its sole discretion appoint from time to time one or more entities to act as administrative agent to administer the Options granted under the Plan and to act as trustee to hold and administer the assets that may be held in respect of Options granted under the Plan, the whole in accordance with the terms and conditions determined by the Compensation Committee in its sole discretion. In such case, the Corporation and the administrative agent will maintain records showing the number of Options granted to each Optionee under the Plan.
ARTICLE VI: GENERAL

1.    Optionee has no Rights as a Shareholder
An Optionee has no rights whatsoever as a shareholder in respect of any of the Optioned Shares (including, without limitation, any right to receive dividends or other distributions therefrom or thereon) other than in respect of Optioned Shares purchased by and fully paid for and issued to the Optionee on exercise of the Option.

2.    Accounts and Statements
The Corporation will maintain, or cause to be maintained, records indicating the number of Options granted to each Optionee and the number of Optioned Shares issued under the Plan.
3.    Employment and Services
Nothing contained in the Plan will confer upon any Optionee (or his Consulting Company) any right with respect to employment, term of office or consulting with the Corporation or an Affiliate, or interfere in any way with the right of the Corporation to terminate the Optionee's employment, term of office or consulting arrangements (or those of his Consulting Company) at any time. If an Optionee's employment, term of office or consulting arrangements (or those of his Consulting Company) with the Corporation or an Affiliate is terminated for any reason, no value will be ascribed to any unvested Options for the purposes of any severance entitlement. Participation in the Plan by an Optionee will be voluntary.
4.    Notice
Each notice, demand or communication required or permitted to be given under the Plan (each, a “Notice”) will be in writing and shall be given by personal delivery or by registered mail, postage prepaid, if to the Corporation, at the Corporation's address set out in the Commitment Form, to the attention of the Corporate Secretary, or at such other address as the Corporation may advise an Optionee of, in writing, as being the address for delivery of a Notice to the Corporation, and if to an Optionee, at the most recent residential address for the Optionee shown in the records of the Corporation. All such Notices given as aforesaid shall be deemed to have been received by the recipient when delivered or, if mailed, five days after 12:01 a.m. on the day following the day of the mailing thereof. If any Notice shall have been mailed and if regular mail service shall be interrupted by strikes or other irregularities, such Notice shall be deemed to have been received ten days after 12:01 a.m. on the day following the resumption of normal mail service, provided that during the period that regular mail service shall be interrupted all Notices shall be given by personal delivery.
5.    Amendment or Termination of Plan

(a)
The Board reserves the right, in its absolute discretion, to amend, suspend or terminate the Plan, or any portion thereof, at any time without obtaining the approval of shareholders of the Corporation, subject to those provisions of applicable law and regulatory requirements (including the rules, regulations and policies of the Exchange), if any, that require the approval of shareholders. Such amendments may include, without limitation:

(i)
minor changes of a “house-keeping nature”, including, without limitation, any amendment for the purpose of curing any ambiguity, error or omission in the Plan, or to correct or supplement any provision of the Plan that is inconsistent with any other provision of the Plan;

(ii)
amending Options under the Plan, including with respect to the Exercise Period (provided, however, that the Exercise Period may not exceed ten (10) years from the relevant Effective Date unless permitted under Section 4.4(b)), vesting period, exercise method and frequency, exercise price and method of determining the Exercise Price, assignability and the effect of termination of an Optionee's employment or consulting arrangements (or, if applicable, those of its Consulting Company if the Optionee is an individual), or cessation of an Optionee's directorship, as applicable; provided that such amendment does not adversely alter or impair any Option previously granted to an Optionee without the consent of such Optionee;

(iii)
advancing the date on which any Option may be exercised or extending the Expiry Date of any Option (provided, however, that the Exercise Period may not exceed ten (10) years from the relevant Effective Date unless permitted under Section 4.4(b));

(iv)	adding or changing the terms and conditions of any financial assistance which may be provided by the Corporation to Optionees to facilitate the purchase of Shares under the Plan;

(v)	amendments necessary to comply with the provisions of applicable law or the applicable rules of the Exchange, including with respect to the treatment of Options granted under the Plan;

(vi)	amendments respecting the administration of the Plan;

(vii)	amendments necessary to suspend or terminate the Plan;

(viii)	a change relating to the eligibility of any Optionee or Eligible Person in the Plan; and

(ix)	any other amendment, fundamental or otherwise, not requiring shareholder approval under applicable laws or the applicable rules of the Exchange.

(b)
Notwithstanding the foregoing, the Corporation will be required to obtain the approval of the shareholders of the Corporation, and where required by the Exchange, approval of the disinterested shareholders of the Corporation, for any amendment related to:

(x)	amending the provisions relating to the transferability of an Option, other than for transfers by will or the law of succession or to corporations controlled by the individual or family trusts;

(xi)	reducing the Exercise Price of an Option held by an Insider;

(xii)	extending the term of an Option held by an Insider;

(xiii)	amending to remove or exceed the limits on participation in the Plan under Section 3.3(b);

(xiv)	increasing the maximum number of Shares which may be issued under the Plan; and

(xv)	granting additional powers to the Board to amend the Plan without shareholder approval.

(c)	Any amendment to any provision of the Plan will be subject to any required regulatory or governmental approvals.

(d)
The Board may terminate the Plan at any time in its absolute discretion. If the Plan is so terminated, no further Options shall be granted, but the Options then outstanding shall continue in full force and effect in accordance with the provisions of the Plan.

6.    Governing Law
The Plan will be governed and construed in accordance with the laws of the Province of Ontario.
7.     Effective Date
The Plan shall be effective on January 3, 2011.
8.    Subject to Approval

(e)
To the extent a provision of the Plan requires regulatory approval which is not received, such provision shall be severed from the remainder of the Plan until the approval is received and the remainder of the Plan shall remain in full force and effect.

(f)	The Plan must be approved periodically pursuant to the requirements of the Exchange.

SCHEDULE “A”
COMMITMENT FORM
All capitalized terms used herein and not otherwise defined have the same meaning as in the Atlas Financial Holdings, Inc. (the “Corporation”) Stock Option Plan, as amended from time to time (the “Plan”).
Notice is hereby given and the Corporation confirms that:

(a)	on this _____ day of ______________ (the “Grant Date”);

(b)	________________________________ (the “Optionee”);

(c)	was granted options (the “Options”) to purchase _______________________ Shares (the “Option Shares”) of the Corporation;

(d)	for the price (the “Exercise Price”) of $_________ per Option Share;

(e)	which will become exercisable up to, but not after _________________, ________ (the “Expiry Date”), as follows;

(i)	up to ___________________ Option Shares after ______________;

(ii)	up to ___________________ Option Shares after ______________;

(iii)	up to ___________________ Option Shares after ______________; and

(iv)	up to ___________________ Option Shares after ______________;
all on terms and subject to the conditions set out in the Plan, and such terms and conditions are incorporated herein.
The Options may be exercised by the Optionee by the delivery of a duly completed and executed Notice of Exercise in the form attached to the Plan as Schedule “B”, together with payment in full of the purchase price of the Option Shares purchased pursuant to the exercise of the Options, to the Corporate Secretary of the Corporation at the registered address of the Corporation.
The exercise of the Options is subject to the acceptance by the Corporation of these items.
DATED this ______ day of __________, ________.

Atlas Financial Holdings, Inc.
Per:
Name:
Title:

SCHEDULE “B”
NOTICE OF EXERCISE
The undersigned, ___________________________________________, hereby exercises options to purchase ___________________ ordinary shares (collectively, the “Shares”) of Atlas Financial Holdings, Inc. (the “Corporation”) at a purchase price of $ ____________ per Share.
This Notice of Exercise is delivered in respect of the options to purchase Shares that were granted to the undersigned on ___________________ as evidenced by the Commitment Form delivered by the Corporation to the undersigned.
In connection with the foregoing, the undersigned delivers cash totalling, or a certified cheque or bank draft payable to the Corporation in the amount of, $_________________ as full payment for the Shares in respect of which the options are hereby being exercised.
The undersigned acknowledges that delivery of the Shares is subject to the satisfaction of all applicable federal, state, provincial, local and foreign tax obligations, including obligations to make withholdings or deductions in respect of the benefits arising hereunder. The Corporation has the power and right to require the undersigned to remit to the Corporation an amount sufficient to satisfy any applicable tax or withholding obligations required by law. Further, the Corporation may require the undersigned to satisfy, in whole or in part, such tax or withholding obligations by instructing the Corporation to withhold Shares that would otherwise be received by the undersigned, sell such Shares on behalf of the undersigned and remit the proceeds of such sale to the relevant taxing authority in satisfaction of the tax or withholding obligations.
DATED this ____ day of ________________, _______.

_______________________________
Print or Type Name
_______________________________
SIGNATURE

ATLAS FINANCIAL HOLDINGS INC.

PROXY

FOR USE AT THE
ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 15, 2012

THIS PROXY IS SOLICITED BY MANAGEMENT OF ATLAS FINANCIAL HOLDINGS, INC. (the "Corporation") for use at the annual meeting (the "Meeting") of holders ("Shareholders") of ordinary shares ("Ordinary Shares") and restricted voting common shares ("Restricted Voting Shares" and, together with Ordinary Shares, "Voting Shares") in the capital of the Corporation. The Meeting will be held on May 15, 2012 at 10:00 a.m. (central time) at the Corporation's headquarters at 150 Northwest Point Boulevard, Elk Grove Village, IL 60007.

The undersigned holder of Voting Shares hereby appoints Scott Wollney, President and Chief Executive Officer of the Corporation, or, failing him, Paul Romano, Chief Financial Officer of the Corporation, or, instead of any of the foregoing, ___________________________________ as proxyholder for and on behalf of the undersigned, with full power of substitution, to attend the Meeting and any adjournments thereof, in the same manner and with the same power as if the undersigned were personally present at the Meeting or any adjournments thereof. Without limiting the general authorization and powers conferred hereby, the undersigned specifies that all of the Voting Shares owned or held by the undersigned and represented by this proxy shall be voted as follows:

1.	The election of the following directors as nominated by management of the Corporation as set forth in the Proxy Statement dated April 11, 2012

2.

NAME OF NOMINEE	FOR	WITHHOLD FROM VOTING
Jordan Kupinsky
Gordon Pratt
Larry Swets, Jr.
Scott Wollney

2	FOR☐ WITHHOLD☐	the appointment of Johnson Lambert & Co. LLP as auditor of the Corporation, to hold office until the next annual meeting of Shareholders; and
3	FOR☐ AGAINST☐	the ordinary resolution re-approving the Corporation's stock option plan as described in the Proxy Statement dated April 11, 2012.

If any amendments or variations to the matters referred to above or to any other matters identified in the notice of meeting are proposed at the meeting or any adjournment or adjournments thereof, or if any other matters which are not now known to management should properly come before the meeting or any adjournment or adjournments thereof, this proxy confers discretionary authority on the person voting the proxy to vote on such amendments or variations or such other matters in accordance with the best judgment of such person.

To be valid, this proxy must be received by the Corporation's transfer agent, Equity Financial Trust Company, 200 University Avenue, Suite 400, Toronto, ON M5H 4H1, not later than 48 hours, excluding Saturdays, Sundays and holidays, prior to the Meeting or any adjournment thereof. Late proxies may be accepted or rejected by the Chair of the meeting in their discretion, and the Chair is under no obligation to accept or reject any particular late proxy.

This proxy revokes and supersedes all proxies of earlier date.

DATED this          day of , 2012.

Signature of Shareholder

Name of Shareholder (Please Print)            NOTES:

THIS PROXY IS SOLICTED BY MANAGEMENT OF THE CORPORATION.

The shares represented by this proxy will be voted.  Where a choice is specified, the proxy will be voted as directed. Where no choice is specified, this proxy will be voted in favour of the matters listed on the proxy. The proxy confers discretionary authority on the above named person to vote in his or her discretion with respect to amendments or variations to the matters identified in the Notice of Meeting accompanying the proxy or such other matters which may properly come before the Meeting.

Each shareholder has the right to appoint a person other than management designees specified above to represent them at the Meeting.  Such right may be exercised by inserting in the space provided the name of the person to be appointed, who need not be a shareholder of the Corporation.

Each shareholder must sign this proxy. Please date the proxy. If the shareholder is a corporation, the proxy must be executed by an officer or attorney thereof duly authorized.

If the proxy is not dated in the space provided, it is deemed to bear the date of its mailing to the shareholders of the Corporation.

If the shareholder appoints any of the persons designated above, including persons other than Management Designees, as proxy to attend and act at the said Meeting:

(a)     the shares represented by the proxy will be voted in accordance with the instructions of the shareholder on any ballot that may be called for;

(b)     where the shareholder specifies a choice in the proxy with respect to any matter to be acted upon, the shares represented by the proxy shall be voted accordingly; and

(c)     IF NO CHOICE IS SPECIFIED WITH RESPECT TO THE MATTERS LISTED ABOVE, THE PROXY WILL BE VOTED FOR SUCH MATTERS.